As filed with the Securities and Exchange Commission on April 28, 2022

Registration No. 024 -

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

REGULATION A OFFERING CIRCULAR
UNDER THE SECURITIES ACT OF 1933

LANEAXIS, INC.

(Exact name of issuer as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

LaneAxis, Inc.

520 Newport Center Drive, Suite 670

Newport Beach, CA 92660

(424) 453-7398

(Address, including zip code, and telephone number,
including area code of issuer’s principal executive office)

Copy to:

Sasha Ablovatskiy Esq.

Jonathan Shechter Esq.

Foley Shechter Ablovatskiy LLP

1180 Avenue of the Americas, 8th Floor

New York, NY 10036

(212) 335-0466

4210	47-4193932
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

This Offering Circular shall only be deemed qualified upon order of the Securities and Exchange Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of Regulation A (as defined below).

This Offering Circular follows the offering circular format described in Part II of Form 1-A.

PART II – INFORMATION REQUIRED IN OFFERING CIRCULAR

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the U.S. Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

Preliminary Offering Circular dated April 28, 2022, subject to completion

10,000,000 Shares of Common Stock

LANEAXIS, INC.

LaneAxis, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”), is offering up to 10,000,000 shares (the “Shares”) of its common stock, $0.0001 par value per share, at a price per share between $2.00 and $2.20, to be sold in this offering (the “Offering”) on a “best efforts” basis of up to $20,000,000 worth of Shares (the “Maximum Offering”), with no minimum offering required. We are selling the Shares through a Tier 2 offering pursuant to Regulation A (Regulation A+) under the Securities Act of 1933, as amended (the “Securities Act”), and we intend to sell the Shares either directly to investors or through registered broker-dealers who are paid commissions. Each investor must invest a minimum of $2,500.00; however, we reserve the right to change and/or waive this minimum in our sole discretion. This Offering will terminate on the earlier of (i) the date on which the Maximum Offering is sold, or (ii) when our board of directors elects to terminate the Offering (in each such case, the “Termination Date”).

There is currently no escrow established for this Offering, although our management reserves the right to establish an escrow and engage an escrow agent in its discretion without a subsequent offering circular supplement or prior notice to investors. We will hold closings upon the receipt of investors’ subscriptions and acceptance of such subscriptions by us. If, on the initial closing date, we have sold less than the Maximum Offering, then we may hold one or more additional closings for additional sales, until the Termination Date. There is no aggregate minimum requirement for the Offering to become effective; therefore, we reserve the right, subject to applicable securities laws, to begin applying “dollar one” of the proceeds from this Offering towards our business strategy, including, without limitation, research and development expenses, offering expenses, working capital and general corporate purposes and other uses as more specifically set forth in the “Use of Proceeds” section of this offering circular (the “Offering Circular”).

We have engaged DealMaker Securities LLC (the “Broker”), a broker-dealer registered with the U.S. Securities and Exchange Commission (the “SEC”) and a member of Financial Industry Regulatory Authority, to perform certain administrative and compliance related functions in connection with this Offering, but not for underwriting or placement agent services. We have agreed to pay the Broker a $25,000 non-refundable payment to cover reasonable out-of-pocket accountable expenses actually anticipated to be incurred by Broker in connection with the Offering, a cash commission equal to one percent on a monthly basis of the amount raised in this Offering to support the Offering once the SEC has qualified the Offering Statement of which this Offering Circular is a part (the “Offering Statement”) and this Offering commences and the amount of shares of our common stock equal to one percent of the amount of Shares deliverable upon the closing of this Offering. See “Plan of Distribution” for more details. To the extent that our officers and directors make any communications in connection with this Offering they intend to conduct such efforts in accordance with an exemption from registration contained in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended, and, therefore, none of them is required to register as a broker-dealer.

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No application is currently being prepared for the Shares to trade on any public market. As a result, the Shares sold in this Offering may not be listed on a securities exchange or quoted on an alternative trading system for an extended period of time, if at all. If the Shares are not listed on a securities exchange or quoted on an alternative trading system, it may be difficult to sell or trade in the Shares. There can be no assurance that a liquid market for the Shares will develop or, if it does develop, that it will continue. If a market does develop, it may not be liquid. Therefore, investors may not be able to sell the Shares easily or at prices that will provide them with yield comparable to similar investments that have a developed secondary market. Illiquidity may have a severely adverse effect on the market value of the Shares and investors wishing to sell the Shares might therefore suffer losses.

We have engaged Novation Solutions Inc. (dba Dealmaker) (the “Technology Agent”) to provide certain technology services to us in connection with this Offering, including the online subscription processing platform (the “Platform”) of the Technology Agent. After the qualification by the SEC of the Offering Statement, this Offering will be conducted using the online subscription processing platform of the Technology Agent through our website at www.laneaxis.com, whereby investors will receive, review, execute, and deliver subscription agreements electronically as well as make payment of the purchase price through a third party processor by ACH debit transfer or wire transfer or credit card to an account designated by us. We will pay certain technology, processing and administrative fees to Technology Agent for these services. See “Plan of Distribution” for more details.

Investing in our Shares involves a high degree of risk. These are speculative securities. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” starting on page 6 for a discussion of certain risks that you should consider in connection with an investment in our Shares.

THE SEC DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

NOTICE TO FOREIGN INVESTORS

IF THE INVESTOR LIVES OUTSIDE OF THE UNITED STATES, IT IS THE INVESTOR’S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN INVESTOR.

	Proposed Offering Price to Public			Commissions and Discounts			Proceeds to Issuer(2)
Price per Share	$	[between $2.00 and $2.20	]	$	[$0.20 - $0.22	]	$	[between $1.80 and $1.98	]
Total Maximum Offering(1)		$20,000,000			$600,000			$19,400,000

(1)	Assumes this Offering is fully subscribed. The Shares are being offered on a best efforts basis, (i) directly by the Company and (ii) pursuant to an agreement entered into with the Broker. The Broker will receive a cash commission equal to one percent on a monthly basis of the amount raised in this Offering to support the Offering once the SEC has qualified the Offering Statement and this Offering commences and the amount of shares of our common stock equal to one percent of the amount of Shares deliverable upon the closing of this Offering. The amount of commissions in the table above assumes this Offering will be open for a period of three months. Please see “Plan of Distribution” on page 26 for additional information. The proceeds of this Offering may be deposited directly into the Company’s operating account for immediate use by it, with no obligation to refund subscriptions.

(2)	The amount of total proceeds set forth in the table does not include deductions for expenses related to this Offering, including the filing, printing, legal, marketing, accounting and other miscellaneous expenses, and expenses associated with the use of the Technology Agent’s online subscription processing platform. We estimate that total expenses will be approximately $900,000, including commissions to be paid to the Broker, assuming this Offering is fully subscribed. See “Plan of Distribution” for details.

This is a Regulation A+ Tier 2 offering. We are following the “Offering Circular” format of disclosure under Regulation A.

We expect to commence the sale of the Shares as of the date on which the Offering Statement is qualified by the SEC.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN TEN PERCENT (10%) OF THE GREATER OF YOUR ANNUAL INCOME OR YOUR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A+. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

THIS OFFERING CIRCULAR CONTAINS ALL OF THE REPRESENTATIONS BY US CONCERNING THIS OFFERING, AND NO PERSON SHALL MAKE DIFFERENT OR BROADER STATEMENTS THAN THOSE CONTAINED HEREIN. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR.

In the event that we become a reporting company under the Securities Exchange Act of 1934, as amended, we intend to rely on the provisions that relate to “Emerging Growth Companies” under the Jumpstart Our Business Startups Act of 2012. See “Implications of Being an Emerging Growth Company.”

The date of this Offering Circular is __________, 2022.

In this Offering Circular, unless the context indicates otherwise, references to the “Company,” “we,” “us” or “our” refer to the activities of and the assets and liabilities of the business and operations of LaneAxis, Inc., a Delaware corporation, together with its subsidiaries.

IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. Please carefully read the information in this offering circular and any accompanying offering circular supplements, which we refer to collectively as the “Offering Circular.” You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date or as of the respective dates of any documents or other information incorporated herein by reference, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

This Offering Circular is part of an offering statement (the “Offering Statement”) that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a continuous offering process. Periodically, we may provide an offering circular supplement that would add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any offering circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. The Offering Statement and all supplements and reports that we have filed or will file in the future can be read at the SEC website, www.sec.gov.

THIRD PARTY DATA

Unless otherwise indicated, data contained in this Offering Circular concerning the business of the Company are based on information from various public sources. Although we believe that these data are generally reliable, such information is inherently imprecise, and our estimates and expectations based on these data involve a number of assumptions and limitations. As a result, you are cautioned not to give undue weight to such data, estimates or expectations. While we are not aware of any material misstatements regarding any market, industry or similar data presented herein, such data was derived from third party sources and reliance on such data involves risks and uncertainties.

TRADEMARKS AND COPYRIGHTS

We own or have applied for rights to trademarks or trade names that we use in connection with the operation of our business, including our corporate names, logos and website names. In addition, we own or have the rights to copyrights, trade secrets, patents and other proprietary rights that protect our business. This Offering Circular may also contain trademarks, service marks and trade names of other companies, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this offering circular is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship of us. Solely for convenience, some of the copyrights, trade names and trademarks referred to in this Offering Circular are listed without their ©, ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our copyrights, trade names and trademarks. All other trademarks are the property of their respective owners.

CERTAIN TAX CONSIDERATIONS

No information contained herein, nor in any prior, contemporaneous or subsequent communication should be construed by a prospective investor as legal or tax advice. We are not providing any tax advice as to the acquisition, holding or disposition of the Shares. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S. Federal, state and any applicable foreign tax consequences relating to their investment in the Shares. This written communication is not intended to be “written advice,” as defined in Circular 230 published by the U.S. Treasury Department.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Our Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negatives of these terms, or other comparable terminology.

You should not place undue reliance on forward-looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

●	Economic conditions in the United States of America and globally;

●	Unpredictable events, such as the COVID-19 outbreak, and associated business disruptions;

●	Operational risks;

●	The market price of shares of our common stock may not be high enough to create a positive return for current investors;

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●	High level of price and volume volatility in the capital markets;

●	No dividends for the foreseeable future;

●	Our reliance on management and key employees;

●	Risks associated with acquisitions;

●	Exposure to information systems security threats;

●	Lack of sufficient insurance;

●	Changes in laws, regulations, and guidelines relating to our business, including tax and accounting requirements;

●	Conflicts of interests of our directors and officers;

●	Competition in our industry;

●	Uncertainty and adverse changes in the economy;

●	Expenses as a public company and having public company disclosure obligations;

●	Dilution as a result of future sale of shares of our common stock;

●	Evolving market and difficulty of evaluating future prospects;

●	Rapid technological change in our industry;

●	Having defective products;

●	Failure to obtain or maintain required regulatory approvals;

●	The regulatory regime that we operate in;

●	Possibility of data breaches and inadequacy of consumer protection and data privacy policies;

●	Increased research and development costs and reduced profitability as a result;

●	Lack of outside funding available for research and development;

●	Potential litigation;

●	Reliance on business partners;

●	Failure to protect and maintain and the consequential loss of intellectual property rights;

●	Adverse impacts on our reported results of operations as a result of adopting new accounting standards or interpretations;

●	Changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters;

●	The explanatory paragraph from our auditors regarding our ability to continue as a going concern; and

●	Risks related to our history of losses and the possibility we will not become profitable.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY

We are not subject to the ongoing reporting requirements of the Exchange Act of 1934, as amended (the “Exchange Act”), because we are not registering the Shares under the Exchange Act. Rather, we will be subject to the more limited reporting requirements under Regulation A, including the obligation to electronically file:

•	annual reports (including disclosure relating to our business operations for the preceding three fiscal years, or, if in existence for less than three years, since inception, related party transactions, beneficial ownership of the Company’s securities, executive officers and directors and certain executive compensation information, management’s discussion and analysis (“MD&A”) of the Company’s liquidity, capital resources, and results of operations, and two years of audited financial statements);

•	semiannual reports (including disclosure primarily relating to the Company’s interim financial statements and MD&A); and

•	current reports for certain material events.

In addition, at any time after completing reporting for the fiscal year in which the Offering Statement was qualified, if the securities of each class to which the Offering Statement relates are held of record by fewer than 300 persons and offers or sales are not ongoing, we may immediately suspend our ongoing reporting obligations under Regulation A.

If and when we become subject to the ongoing reporting requirements of the Exchange Act, so long as we remain a company with less than $1.07 billion in total annual gross revenues during our last fiscal year, which is currently the case, we will be an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), which will be significant. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company we:

•	will not be required to obtain an auditor attestation on our internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”);

•	will not be required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis”);

•	will not be required to obtain a non-binding advisory vote from our stockholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);

•	will be exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and Chief Executive Officer pay ratio disclosure;

•	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A; and

•	will be eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under Section 107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”), or such earlier time that we no longer meet the definition of an emerging growth company. Note that this Offering, while a public offering, is not a sale of common equity pursuant to a registration statement, since this Offering is conducted pursuant to an exemption from the registration requirements. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1.07 billion in annual revenues, have more than $700 million in market value of our common stock held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Certain of these reduced reporting requirements and exemptions are also available to us due to the fact that we may also qualify, once listed, as a “smaller reporting company” under the SEC’s rules. For instance, smaller reporting companies are not required to obtain an auditor attestation on their assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or Chief Executive Officer pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

SUMMARY

The following summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere or incorporated by reference in this Offering Circular. Because it is a summary, it may not contain all of the information that is important to you. To understand this Offering fully, you should read the entire Offering Circular carefully, including the “Risk Factors” section, before making a decision to invest in our Company. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements” above.

Overview

LaneAxis was incorporated in June 2015 in the State of Delaware. LaneAxis operates LaneAxis Direct Network, which is a software as a service (“SaaS”) based platform focused on optimizing the freight transportation industry via a patented shipper to carrier direct freight tendering model (the “LaneAxis Network”), designed to eliminate managed fees, empty truck miles and streamline the freight industry across the United States. The overarching goal of LaneAxis is to eliminate the need for costly freight brokers and third-party logistics companies (3PLs). To that end, LaneAxis has created the first “brokerless” shipper-to-carrier direct freight network powered by blockchain, which management estimates could eliminate $200 billion in “managed fees,” 28 billion empty truck miles per year and streamline an industry that lacks transparency, trust and efficiency. We own one patent with respect to our design of a shipper-to-carrier direct optimization platform that was granted a U.S. Patent in March of 2018. Separately, in October 2021, we filed a patent application for a “Federal Transportation Network Platform”. The status of that application is now “Patent-Pending.”

In 2016, we filed a patent for our Federal Transportation Network Platform technology. In 2018, we were granted a patent (patent number 9,928,475) for our “Shipper and Carrier Interaction Optimization Platform” by the United States Patent and Trademark Office (the “USPTO”). The patent is described as a “shipper and carrier interaction optimization platform where “[o]ne or more carriers can enter equipment specifications, such as equipment type, availability, and minimum payment amount accepted, as well as bids for employment to ship goods via the shipper and carrier optimization platform.  The platform can automate matching shippers and carriers for each shipment, provide information regarding shipping status, and help carriers to maximize the amount of time their vehicles carry cargo.” We believe that our intellectual property pathway is unique and valuable in that we are able to streamline substantial deficiencies in the freight brokerage industry, where competitors  consisting of third-party brokers hold a near-monopoly.

One of the many examples that illustrates the broken and outdated broker model encompasses the fact that brokers routinely consume 40-70% commissions on freight movements, with those margins coming directly from drivers. In addition, freight brokerages, which are largely unregulated are not required to reveal how much a shipper has paid them to haul a load, leaving carriers in the financial dark. Apart from the fact that the broker model is often siphoning shippers, carriers and drivers out of money, their systems lack efficiency. Common problems include a lack of visibility into real-time capacity, the lack of direct connectivity, unforeseen detention times and empty truck miles, resulting in inefficient and inaccurate supply chain metrics.

The use of Artificial Intelligence fueled by blockchain-secured data can render some longstanding trucking terms obsolete. Full truckload shipments (“FTL”), less-than-truckload shipments (“LTL”), regional, and last mile will fall under the category of “Network Visibility.” The benefits connected to this visibility will be made possible by combining modern technologies tracking deliveries and incentivizing drivers to share their live locations and routes via LaneAxis’ reward system.

Our focus is on the persistent two-pronged problem: (1) connecting shippers directly to carriers; and (2) managing the complicated process of a comprehensive freight movement from contracts and insurance certificates to shipment documents through the final proof of delivery. Thus, providing an all-in-one system that eliminates brokers, enables shippers to find and connect to qualified carriers directly and crucially manages and monitors all aspects of the freight movement right down to the consumer.

LaneAxis Network Mobile App and Network Management Portal

The LaneAxis platform provides shippers visibility to a filtered query carrier driver pool, allowing carriers and drivers to receive direct invitation revenue alerts in advance via network visibility. Once connected and a load is tendered to a carrier, the shipment is tracked in real-time from prior-to-pickup through proof-of-delivery. Utilizing existing data and artificial intelligence, the LaneAxis platform monitors real-time truck capacity and shipper demand, allowing drivers to pick up additional loads. All shipment documents are uploaded to the LaneAxis database and ultimately stored on the blockchain for immediate access by all permissioned supply chain parties.

LaneAxis Network Mobile App – Connection Invitation & Active Carrier Loads

LaneAxis Network Portal – Map View of Potential Shipper Connections

Shippers and carriers can send and receive unlimited connection requests. Ideal connections will be based on a commonality of business functions and geography. For example, carriers will be able to conduct a filtered search for Shippers who move freight via the same “lanes” the carrier operates, as well as the truck types and freight categories the shippers require. Carriers can also filter their search based on additional criteria such as shipper revenue and whether the shipper primarily requires FTL or LTL.

Similarly, shippers can conduct filtered searches for carriers based on much of the same criteria. As LaneAxis Network’s data continues to grow, performance-based scores will be assigned to carriers, drivers and shippers. Carriers and drivers will be graded based on such criteria as on-time performance and driver safety records, as well as subjective ratings submitted by shippers. Shipping companies and receivers will be scored on data-based metrics including average wait times, pickup and drop-off locations, payment history and scheduling accuracy. Carriers and drivers will also be allowed to submit subjective performance scores for shippers and receivers based on their personal experiences.

Blockchain Technology meets LaneAxis and Vice Versa

Our blockchain solution is aimed at solving the costly, complex, and time-consuming problems that have so far been beyond the individual companies’ ability to implement. Our redesigned smart contract software built on a blockchain will represent a major paradigm shift for the platform as we increasingly focus on rapid network scaling and increased functionality. One important example which we are currently working on and hope to introduce in the future is a blockchain-based solution is the minting of carrier insurance documents as non-fungible tokens (“NFTs”).

Our goal is to use NFTs to enable Certificates of Insurance (“COIs”) to be verified, securely stored, and monitored for renewal dates. This will prevent fraudulent or manipulated COIs from being used in the network. Every shipment will be built on self-executing smart contracts, with all business rules and requirements coded into the contract and securely nested into LaneAxis’ immutable ledger. So, if the shipper changes its business rules or contract requirements, that information is automatically dispersed to the carrier network. Carriers would then be required to comply with the new rules or automatically be excluded from future contract opportunities until such conditions are met. We believe that the common foundation across the industry that will allow such general implementation is the LaneAxis’ tailored app, the “LaneAxis Network App.” The LaneAxis blockchain will be built on the Ethereum blockchain, but critically can be critically “paired” to other existing blockchain platforms.

Currently, 90% of the U.S. trucking industry is comprised of small and independent carriers owning 5 trucks or fewer - and in the case of nearly 1 million owner-operators, just a single truck. Historically, it has been cost and labor prohibitive for shippers to work directly with these small carriers because of the inherent challenges and delays involved in verifying insurance documents and managing shipment contracts. In the past, forged insurance documents would often not be discovered until it was too late, most critically after an in-transit road accident. We believe that our blockchain-based network and the NFT minting of COIs will eliminate this major pain point, allowing shippers to work directly with hundreds or thousands of small carriers simultaneously in a frictionless manner. This represents just one of the numerous new use cases for our blockchain-based network in the sphere of decentralized Web 3.0 applications.

Common Stock Issuances

During the fiscal year ended December 31, 2017, we issued 7,322,635 shares of our common stock for services and other consideration.

During the fiscal year ended December 31, 2018, we issued 1,768,000 shares of our common stock for services and other consideration.

During the fiscal year ended December 31, 2019, we issued 3,855,482 shares of our common stock for services and other consideration and as a result of the conversion of certain of our outstanding promissory notes.

On February 21, 2020, we issued 2,756,430 shares of our common stock for $1,069,715.42 for general working capital, research and development and other consideration.

On June 30, 2020, we issued 7,700,000 shares of our common stock to certain consultants, service providers and related parties in consideration of various services provided by such persons to us.

On August 31, 2020, we issued 1,630,000 shares of our common stock to certain consultants, service providers and related parties in consideration of various services provided by such persons to us.

In 2020, we completed an offering of approximately 2.61 million shares of our common stock for total gross proceeds of approximately $1,070,000 in a securities offering exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Regulation Crowdfunding promulgated thereunder.

On September 23, 2021, we issued 66,376 shares of our common stock as a result of the conversion of certain outstanding promissory notes in the amount of $30,446.58.

On November 3, 2021, we issued 295,082 shares of our common stock to certain parties in consideration of their investment into our former subsidiary, at a price of $0.61 per share of common stock.

In 2021, we raised approximately an additional $3.6 million net of offering costs by issuing shares of our common stock in reliance on Regulation Crowdfunding promulgated under the Securities Act.

We believe the offers, sales and issuances of the securities described above were exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act, Rule 506 promulgated under Regulation D, Rule 701 and/or Regulation CF promulgated under the Securities Act. Each of the recipients of securities in any transaction exempt from registration either received or had adequate access, through employment, business or other relationships, to information about us.

Preferred Stock Issuances

In June 2020, we issued one share of our Series A Preferred Stock, $0.0001 par value per share (the “Preferred Stock”), to Mr. Rick Burnett, our Founder, Chief Executive Officer, Acting CFO, director and significant stockholder, in consideration of his services provided to us as of such date.

We believe the offer, sale and issuance of the securities described above were exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act and/or Rule 506 promulgated under Regulation D. Each of the recipients of securities in any transaction exempt from registration either received or had adequate access, through employment, business or other relationships, to information about us.

REGULATION A+

We are offering our Shares pursuant to rules of the SEC mandated under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). These offering rules are often referred to as “Regulation A+.” We are relying upon “Tier 2” of Regulation A+, which allows us to offer of up to $75 million in a 12-month period.

In accordance with the requirements of Tier 2 of Regulation A+, we are required to publicly file annual, semiannual, and current event reports with the SEC.

THE OFFERING

Issuer	LaneAxis, Inc., a Delaware corporation

Common stock offered by us	Up to 10,000,000 shares on a “best efforts” basis for up $20,000,000 of gross proceeds.

Price per Share	$(estimated to be between $2.00 and $2.20 per Share)

Common stock outstanding before this Offering (1)	34,574,607 shares

Common stock to be outstanding after the issuance of the Shares in this Offering (2)	44,574,607 shares

Use of Proceeds	Assuming the Maximum Offering is sold, our net proceeds (after deducting fees and commissions and estimated offering expenses) will be approximately $19,100,000. We will use these net proceeds for customer acquisition and growth, platform and network development, sales, marketing, general and administrative expenses and general working capital, as described in “Use of Proceeds” beginning on page 30.

Subscribing Online	After the qualification of the Offering Statement of which this Offering Circular is a part, this Offering will be conducted using the online subscription processing platform of Novation Solutions, Inc. (dba DealMaker) (the “Technology Agent”) through our website at www.laneaxis.com, whereby investors will receive, review, execute, and deliver subscription agreements electronically as well as make payment of the purchase price through a third party processor by ACH debit transfer or wire transfer or credit card to an account we designate.

Risk Factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 6.

Closings	The Company may close the entire Offering at one time or may have multiple closings. Throughout this Offering Circular we have assumed multiple closings and refer to the “initial closing” as the first such closing and the “final closing” as the last such closing.

Termination of the Offering	We reserve the right to terminate this Offering for any reason at any time prior the closing.

___________

(1)	Includes 10,053,269 shares owned by Rick Burnett, our Founder, Chief Executive Officer, Acting Chief Financial Officer, director and significant stockholder, and 1,000,000 shares owned by R. Mason Burnett, our Chief Operating Officer and a director. See “Principal Shareholders.”

(2)	The total number of shares of our and common stock outstanding assumes that the maximum number of shares is sold in this Offering.

RISK FACTORS

The purchase of the Shares involves substantial risks. You should carefully consider the risks described below, together with all of the other information included in this Offering Circular, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. See “Cautionary Statement Regarding Forward-Looking Statements” above for a discussion of forward-looking statements and the significance of such statements in the context of this Offering Circular. Each prospective investor should carefully consider the following risk factors, in addition to any other risks associated with this investment and should consult with his or her own legal and financial advisors.

Risks Relating to Our Business and Industry

We were incorporated in June 2015 for the purpose of developing the LaneAxis Network and have a limited history upon which you can evaluate our prospects, and accordingly, our prospects must be considered in light of the risks that any new company encounters.

We were incorporated under the laws of Delaware in June 2015 and our operations to date have consisted of raising capital, planning, modeling and developing our LaneAxis Network, creating the software and preparing necessary documents and filings in order to implement the LaneAxis Network as currently conceived to enable the LaneAxis Network, developing relationships with potential service providers and generating limited revenue. Accordingly, we have limited operating history upon which an evaluation of our prospects and future performance can be made. Our proposed operations are subject to all business risks associated with a new enterprise. The likelihood of our creation of a viable business must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the inception and development of a business operating in a relatively new, highly competitive, and developing industry. We anticipate that our operating expenses will increase for the near future. There can be no assurance that we will ever generate any operating activity or develop and operate the LaneAxis Network. You should consider our limited history and our business, operations and prospects in light of the risks, expenses and challenges faced by an early-stage company.

We have incurred, and in the future may continue to incur, net losses.

We have incurred significant losses in the past. We incurred net loss of $920,858 and $1,225,715 in our 2021 and 2020 fiscal years, respectively. We will need to generate and sustain significantly increased revenue levels and effectively manage expenses in future periods to achieve profitability, and even if we do, we may not be able to maintain or increase profitability. We focus on the long-term success and future growth. We have in the past and will continue to invest in efforts to serve more shippers and carriers, enhance their user experience, and expand the capabilities and scope of our platform. We believe these efforts are important to our long-term success and future growth, but they may have the effect of increasing our costs, reducing our revenue and increasing our net losses, and this effect may be significant in the short term and potentially in the long term. These efforts may also prove more expensive than we anticipate, and we may not succeed in increasing our revenue sufficiently to offset these expenses. For example, we aim to aggressively expand our market share in LTL verticals, and we may incur substantial costs in connection with such efforts. Furthermore, many of our efforts to generate revenue are new and unproven, and any failure to adequately increase revenue or contain the related costs could prevent us from attaining or increasing profitability. Our strategic investments and acquisitions may also adversely affect our results of operations. As such, we may not be able to achieve, maintain or increase profitability in the future.

We intend to use the proceeds of this Offering to develop the LaneAxis Network and there is a risk that competitors may develop and launch alternative blockchain based networks prior to the completion and launch of the LaneAxis Network.

There is a risk that competitors may develop and launch alternative blockchain-based networks, offering functionality similar to what we are proposing, prior to the development and launch of the initial version of our LaneAxis Network. These alternative networks may be based on the same open source code and open source protocol upon which we built our technology. The launch of any such networks could make it more difficult for our LaneAxis Network to gain market acceptance if and when launched which could have a material adverse effect on our prospects and the prospects of the LaneAxis Network.

Our proposed LaneAxis Network is currently live, but is a novel concept that may not achieve market acceptance.

Our concept of creating a blockchain based ecosystem and network based on our LaneAxis Network is new and is currently in the early operational stages. Although operational, there can be no assurance that our LaneAxis Network will achieve full market acceptance. Any failure of the LaneAxis Network to perform as expected will have a material adverse effect on our prospects.

The market in which we intend to compete is subject to rapid innovation and change and there is a risk that changes or innovations in the blockchain market may occur while we are developing our LaneAxis Network which could render our business model and developing technology obsolete.

Since its inception, the distributed ledger technology market in general have been characterized by rapid changes and innovations and are constantly evolving. As a result, there is a risk that during the time that we are developing our LaneAxis Network, there may occur changes or innovations which may render our proposed business model and technology obsolete. If we are not able to adapt to such changes or innovations, we may not be able to generate sufficient interest in our LaneAxis Network, which would have a material adverse effect on our prospects.

Our historical financial and operating performance may not be indicative of our future prospects and results of operations due to the limited operating history of some of our business lines, evolving business model and changing market.

We have a limited operating history. It is difficult to predict our future revenues and appropriately budget for our costs and expenses, and the evaluation of our business and prediction about our future performance may not be as accurate as they would be if we had a longer operating history. In the event that actual results differ from the investors’ expectations, the market price of our common stock could fluctuate or decline.

As our business develops or in response to competition, we may continue to introduce new services, make adjustments to our existing services, our business model or our operations in general. We cannot assure you that this new business model will be successful or generate results that meet our expectations, or at all. Any significant change to our business model or failure to achieve the intended business results may have a material and adverse impact on our business and results of operations. We also face challenges to successfully develop new platform features and expand our service offerings to enhance the experience of shippers and carriers. Therefore, it may be difficult to effectively assess our future prospects. As the market, the regulatory environment or other conditions evolve, our existing solutions and services may not continue to deliver the expected business results.

You should consider our business and prospects in light of the risks and challenges we encounter or may encounter given the limited operating history of some of our business lines, as well as our evolving business model and changes in the market in which we operate. These risks and challenges include our ability to, among other things:

●	continue to maintain, protect and strengthen our brands;

●	attract or maintain a critical mass of shippers and carriers;

●	continue to provide superior experience to shippers and carriers;

●	keep up with the technological developments and implementation of advanced technologies;

●	effectively match carriers with shipments and optimize the related pricing models;

●	capture monetization opportunities on our platform;

●	comply with complex and evolving laws and regulations;

●	improve our operational efficiency;

●	attract, retain and motivate talented employees, particularly sales and marketing and research and development personnel to support our business growth;

●	navigate economic conditions and fluctuations;

●	implement our business strategies, including the offering of new services; and

●	defend ourselves against legal and regulatory actions.

We may need additional capital to pursue business objectives and respond to business opportunities, challenges or unforeseen circumstances, and financing may not be available on terms acceptable to us, or at all.

Growing and operating our business will require significant cash investments, capital expenditures and commitments to respond to business challenges, including developing or enhancing new or existing services and technologies and expanding our infrastructure. If cash on hand, cash generated from operations, and the net proceeds from this offering and the concurrent private placement are not sufficient to meet our cash and liquidity needs, we may need to seek additional capital, potentially through debt or equity financings. We may not be able to raise required cash on terms acceptable to us, or at all. Volatility in the credit markets may have an adverse effect on our ability to obtain debt financing. Issuances of equity or convertible debt securities may be on terms that are dilutive or potentially dilutive to our shareholders, and the prices at which new investors would be willing to purchase our securities may be lower than the public offering price of this offering. The holders of new securities may also have rights, preferences, or privileges that are senior to those of existing stockholders. If new financing sources are required, but are insufficient or unavailable, we may need to modify our growth and operating plans and business strategies based on available funding, if any, which would harm our ability to grow our business.

Our LaneAxis Network may be vulnerable to hackers and cyber-attacks.

Our LaneAxis Network is internet-based, which makes us vulnerable to hackers who may access the data of investors in this Offering and users of the LaneAxis Network. Further, any significant disruption in our operations or the Lane Axis Network could cause investors and potential users to lose trust and confidence in us and our business, which could result in our having to cease operations. In addition, we rely on third-party technology providers, such as Pixelplex and LedgerLink to provide us with blockchain and “market making” elements of our proposed LaneAxis Network and technology. Any disruptions of services or cyber-attacks on our third-party technology providers could harm our reputation and materially and negatively impact our prospects.

Cybersecurity breaches may delay implementation of our business plan and damage our reputation.

As the world becomes more interconnected through the use of the Internet and users rely more extensively on the Internet and the cloud for the transmission and storage of data, such information becomes more susceptible to incursion by hackers and other parties intent on stealing or destroying data on which we rely. We face an evolving landscape of cybersecurity threats in which hackers use a complex array of means to perpetrate cyber-attacks, including, but not limited to, the use of stolen access credentials, malware, ransomware, phishing, structured query language injection attacks, and distributed denial-of-service attacks, among other means. These cybersecurity incidents have increased in number and severity and it is expected that these trends will continue. Should our LaneAxis Network be affected by such an incident, we may incur substantial costs and suffer other negative consequences, which may include, but is not limited to:

●	remediation costs, such as liability for stolen assets or information;

●	increased cybersecurity protection costs;

●	litigation and legal risks, including regulatory actions by state and federal regulators; and

●	loss of reputation.

Our LaneAxis Network systems and those of third-party service providers we may engage may be vulnerable to cybersecurity risks. If our security measures are breached and unauthorized access is obtained to our LaneAxis network and our electronic trading platform, our business could suffer a material adverse effect.

Our LaneAxis Network involves the processing, storage and transmission of transactions and data. The secure storage and transmission of confidential information over public networks will be a critical element of our operations. Cyber-attacks on our systems could expose us to a risk of misappropriation of this information, leading to litigation, reputational harm and possible liability. Despite the defensive measures we may take, these threats may come from external factors such as governments, organized crime, hackers, and other third parties such as outsource or infrastructure-support providers and application developers or may originate internally from an employee or service provider to whom we have granted access to our computer systems. If our security measures are breached as a result of third-party action, employee error, malfeasance or otherwise, and, as a result, someone obtains unauthorized access to our confidential information, our reputation could be damaged, our business would suffer and we could incur material liability. Any such breach could compromise our LaneAxis Network. Because techniques used to obtain unauthorized access or to sabotage computer systems change frequently and generally are not recognized until launched against a target, we may be unable to anticipate these techniques or to implement adequate preventive measures.

We also face the risk of operational disruption, failure or capacity constraints of any of the third-party service providers that facilitate our business activities, including clients, the clearing agent and network or data providers. Such parties could also be the source of a cyber-attack on and/or breach of our operational systems, data or infrastructure.

There have been an increasing number of malicious cyber incidents in recent years in various industries, including ours. Any such cyber incident involving our computer systems and networks, or those of third parties important to our businesses, could have a material adverse effect on our business, financial condition and results of operations. A cyber-attack or security breach on our system or that of a third-party service provider could manifest in different ways and could lead to any number of harmful consequences, including but not limited to:

●	misappropriation of financial assets, intellectual property or sensitive information belonging to us, our clients or our third-party service providers;

●	corruption of data or causing operational disruption through computer viruses or phishing; and

●	denial of service attacks to prevent users from accessing our platform.

Our remediation costs and lost revenues could be significant if we fall victim to a cyber-attack. If an actual, threatened or perceived breach of our security occurs, the market perception of the effectiveness of our security measures could be harmed and could cause our broker-dealer and institutional investor clients to reduce or stop their use of our electronic trading platform. Moreover, prospective clients may be influenced by such events not to use our trading platform. We may be required to expend significant resources to repair system damage, protect against the threat of future security breaches or to alleviate problems, including reputational harm, loss of clients and revenues and litigation, caused by any breaches. We may be found liable to our clients for any stolen financial assets or misappropriated confidential information. Although we intend to continue to implement industry-standard security measures, no assurance can be given that those measures will be sufficient.

Our business model is dependent on continued investment in and development of distributed ledger technologies.

Our business model is dependent on continued investment in and development of distributed ledger technologies. If as a result of regulatory changes, hackers, general market conditions or innovations, investments in distributed ledger technologies become less attractive to investors or innovators and developers, it could have a material adverse impact on our prospects and possibly our ability to continue our developmental operations. It is not possible to accurately predict the potential adverse impacts on us, if any, of current economic conditions on our prospects.

We expect to expend significant resources to undertake any potential future acquisitions of assets, technologies or companies that have services, products, technologies that extend or complement our proposed business, and such acquisitions maybe subject to various risks.

We may in the future acquire assets, technologies or companies that have services, products, technologies that extend or complement our proposed business. The process to undertake a potential acquisition is time-consuming and costly. If we were to undertake in the future any potential acquisition, we expect to expend significant resources to undertake due diligence on each potential acquisition, and there is no guarantee that we would be able to complete any such acquisition that we pursue. Moreover, if we were able to effectuate an acquisition, the process of integrating any such acquired assets or business into us could create unforeseen operating difficulties and expenditures and is itself risky.

We may be unable to protect our proprietary technology or keep up with that of our competitors.

Our success will depend to a significant degree upon the protection of our software and other proprietary intellectual property rights. We may be unable to deter misappropriation of our proprietary information, detect unauthorized use, or take appropriate steps to enforce our intellectual property rights. In addition, our competitors may now have or may in the future develop technologies that are as good as or better than our technology without violating our proprietary rights. Our failure to protect our software and other proprietary intellectual property rights or to utilize technologies that are as good as our competitors’ could put us at a disadvantage to our competitors.

We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.

We rely on a combination of patents, trademarks, copyrights, trade secrets, blockchain, smart contracts, Value Transfer Protocol digital assets and confidentiality agreements to protect our proprietary rights. As of the time of this filing, we have one patent, one pending patent application and one registered trademarks in the United States. As of the time of this filing, we had 0 registered trademarks and 0 pending trademark in other countries.

We have invested significant resources to develop these intellectual properties. However, any of our intellectual property rights could be challenged, invalidated or circumvented, or such intellectual property may not be sufficient to provide us with competitive advantages. In addition, other parties may misappropriate our intellectual property rights, which would cause us to suffer economic or reputational damage. Because of the rapid pace of technological change, there can be no assurance that all of our proprietary technologies and similar intellectual property will be patented in a timely or cost-effective manner, or at all.

We intend to file trademark applications with the United States Patent and Trademark Office seeking registration of our marks. There can be no assurance that the applications will be filed and if filed, if they will be successful or that we will be able to secure significant protection for our trademarks in the United States or elsewhere. Our competitors or others could adopt product or service marks similar to our marks, or try to prevent us from using our marks, thereby impeding our ability to build brand identity and possibly leading to customer confusion. Any claim by another party against us or customer confusion related to our trademark, or our failure to obtain trademark registration, could harm our business.

We may be accused of infringing intellectual property rights of third parties.

Parts of our business rely on technologies developed or licensed by other parties, or co-developed with other parties, and we may not be able to obtain or continue to obtain licenses and technologies from these other parties on reasonable terms, or at all. Though management is not aware of any such cases, other parties may claim that we infringe their intellectual property rights. In the future we may be subject to legal claims of alleged infringement of the intellectual property rights of third parties. The ready availability of damages, royalties, and the potential for injunctive relief has increased the defense litigation costs of patent infringement claims, especially those asserted by third parties whose sole or primary business is to assert such claims. Such claims, even if not meritorious, may result in significant expenditure of financial and managerial resources, and the payment of damages or settlement amounts. Additionally, we may become subject to injunctions prohibiting us from using software or business processes we currently use or may need to use in the future, or requiring us to obtain licenses from third parties when such licenses may not be available on financially feasible terms or terms acceptable to us or at all. In addition, we may not be able to obtain on favorable terms, or at all, licenses or other rights with respect to intellectual property we do not own. As a result, our business and results of operations may be materially and adversely affected.

Our operations have grown substantially since inception. We may not be able to effectively manage our growth, control our expenses or implement our business strategies.

Our operations have grown substantially since inception, which placed significant strain on our management and resources. There can be no assurance that our level of revenue growth will be sustainable or achieved at all in the future. We believe that our growth and expansion will depend on our ability to attract and retain shippers and carriers on our platform, to increase engagement and transaction activities of users on our platform, monetize our services, and leverage our scale of business to manage operating costs and expenses. There can be no assurance that we will achieve any of the above.

To manage our growth and expansion, we anticipate that we will need to implement a variety of new and upgraded operational systems, procedures and controls, including improving our technology infrastructure as well as internal management systems. Expanding into new businesses and developing and adopting new technologies will require us to incur additional labor-related costs, such as compensation, benefit costs and office rental expenses. We will also need to further expand, train, manage and motivate our workforce and manage our relationships with ecosystem participants. All of these endeavors involve risks and will require substantial management efforts and skills and significant additional expenditures. Our further expansion may divert our management, operational or technological resources from our existing business operations. In addition, our expansion may require us to adjust our existing offerings or enter into new market segments, and we may have difficulty in satisfying market demands and regulatory requirements. We cannot assure you that we will be able to successfully maintain our growth rate or implement our future business strategies effectively, and failure to do so may materially and adversely affect our business, financial condition, results of operations and future prospects.

If we are unable to attract or maintain a critical mass of shippers and carriers in a cost-effective manner, whether as a result of competition or other factors, our LaneAxis Network will become less appealing to shippers and carriers, and our financial results would be adversely impacted.

Our success significantly depends on our ability to maintain and increase the scale of our LaneAxis Network by attracting additional shippers and carriers to our platform in a cost-effective manner. If shippers choose not to use our platform, we may lack sufficient opportunities for carriers to find shipments, which may reduce the perceived utility of our platform. Similarly, if carriers choose not to offer their services through our platform, or elect to offer them through other freight matching channels, we may lack a sufficient supply of carriers to attract shippers to our platform. An insufficient supply of shippers and carriers would adversely affect our revenue and financial results. Although we may benefit from having a larger network of shippers and carriers than our competitors, the network effects of our platform may not result in sufficient competitive advantages or may be overcome by our competitors. Maintaining a balance between shipper demand and trucker supply for any given route at any given time and our ability to execute operationally may be more important to service quality than the absolute size of the network. If our service quality diminishes or our competitors’ services achieve greater market adoption, our competitors may be able to grow at a quicker rate than we do and may diminish our network effects. Additionally, if we fail to cater to the needs and preferences of shippers and carriers, control our costs in doing so or fail to deliver superior user experience, we may not be able to attract additional shippers and carriers in a cost-effective manner, and our business, financial condition and results of operations may be materially and adversely affected.

Transaction activities on our platform may decline materially or fluctuate as a result of many factors, including, among other things, dissatisfaction with the operation of our platform, the price of shipping orders, dissatisfaction with the quality of service provided by the carriers on our platform, quality of platform user support, negative publicity related to our brands, including as a result of safety incidents, or dissatisfaction with our services and offerings in general. If we fail to provide high-quality support, or introduce new or upgraded service offerings, or features that carriers, shippers, as well as ecosystem participants recognize as valuable or if we cannot otherwise attract and retain a large number of shippers and carriers, our revenue would decline, and our business would suffer. In addition, new features and functions on our platform that may be received positively by one category of users may be viewed as negative to another category of users. Furthermore, although we aim to increase carriers’ truck utilization, earnings potential, as well as profitability through smarter and more efficient freight matching, some carriers may view the increased efficiency in overall freight price discovery and negotiation on our platform as a negative to their gross earnings. Dissatisfied carriers may lodge complaints with regulators, which, regardless of their veracity, may result in possibly heightened attention from regulators, the public and the media. In addition, as our platform continues to grow, we may introduce additional new features and functions, including pricing mechanisms to automate and minimize negotiations and improve the overall transaction efficiency on our platform. We are committed to protecting the interests of all of our platform users and adjusting features and functions on our platform based on user feedback. However, we cannot assure you that we will not experience user dissatisfaction or receive negative reactions from our users. Any complaints and negative comments resulting from user dissatisfaction or negative reactions may cause government inquiries or substantial harm to our brand, reputation and operations.

Shippers and carriers on our platform may engage in unethical or fraudulent behaviors that harm the interests of their counterparties. For example, shippers may misrepresent cargo information or refuse to pay shipping fees to carriers; and carriers may raise shipping fees after picking up cargos. We have implemented rules that are designed to protect the interests of shippers and carriers on our platform and promote honest dealings, but there can be no assurance as to the effectiveness of such rules. Shippers and carriers may feel dissatisfied towards our platform due to the unethical behaviors of other ecosystem participants. Any decline in the number of shippers or carriers using our platform or their activity level on our platform would reduce the value of our network and would harm our future operating results.

We may not succeed in continuing to maintain, protect and strengthen our brand, and any negative publicity about us, our business, our management, our ecosystem participants or the road transportation market in general, may materially and adversely affect our reputation, business, results of operations and growth.

Enhancing the recognition and reputation of our brands is critical to our business and competitiveness. Factors that are vital to this objective include but are not limited to our ability to:

●	maintain the quality and reliability of our platform and services offered on our platform;

●	maintain and develop relationships with, shippers, carriers, and other ecosystem participants;

●	provide prospective and existing shippers and carriers with superior experiences;

●	maintain effective customer service;

●	effectively manage and resolve user complaints; and

●	effectively protect personal information and privacy of, and any sensitive data received from shippers and carriers.

Any malicious or inadvertent negative allegations made by the media or other parties about the foregoing or other aspects of our company, including but not limited to our management, business, regulatory compliance, financial condition or prospects, whether with merit or not, could severely hurt our reputation and harm our business and results of operations.

We are reliant on one main type of service.

All of our current services are variants on one type of service, providing access to shippers and carriers to our platform. Our revenues are therefore dependent upon the market for such services.

If our solutions and services do not achieve and maintain sufficient market acceptance or provide the expected benefits to ecosystem participants, our financial condition, results of operations and competitive position will be materially and adversely affected.

We have incurred and will continue to incur expenses to develop, adjust and market existing or new solutions and services for shippers and carriers. For example, we plan to have dedicated teams to design and develop user experiences and operations for LTL to better serve the unique user needs of these verticals. Adjusted or new solutions and services must achieve high levels of market acceptance in order for us to recoup our investment in developing, acquiring and bringing them to market.

Our existing or new solutions and services and changes to our platform could fail to maintain or achieve sufficient market acceptance for many reasons, including but not limited to:

●	our failure to predict market demand accurately and supply solutions and services that meet this demand in a timely fashion;

●	ecosystem participants may not like, find useful or agree with the functions and features of our solutions and/or services, fees charged for our solutions and/or services, or any changes we make;

●	our failure to properly price new solutions and services;

●	negative publicity about our solutions and services or our platform’s performance or effectiveness;

●	our failure to satisfy the expectations of the quality or reliability of our solutions and/or services;

●	views taken by regulatory authorities that the new solutions and services or platform changes do not comply with federal and state laws, rules or regulations applicable to us; and

●	the introduction or anticipated introduction of competing solutions and services by our competitors, particularly in the LTL segments.

If our existing solutions and services do not maintain market acceptance, or our new solutions and services do not achieve adequate acceptance in the market or provide the expected benefits to ecosystem participants, the level of user engagement and transaction activities on our platform may decrease and our market share and profitability may be negatively affected, which could materially and adversely affect our business, financial condition, results of operations and prospects, as well as our reputation and brands. In addition, we may incur higher cost and expenses as a result of adjusted or new solutions and services. New solutions and services may also subject us to additional regulatory or licensing requirements. Failure by us to comply with any such new regulatory or licensing requirements could materially and adversely affect our business and results of operations.

If our users, other ecosystem participants or their employees engage in, or are subject to, criminal, violent, fraudulent, inappropriate or dangerous activities, our reputation, business, financial condition, and operating results may be adversely impacted.

We are not able to control or predict the actions of shippers, carriers and other ecosystem participants, either during their use of our platform or otherwise, and we may be unable to protect or provide a safe environment for ecosystem participants and other third parties as a result of certain actions by shippers, carriers and other ecosystem participants. Such actions may result in accidents, injuries, loss of cargo, truck damage, leakage of sensitive personal information, business interruption, or damages to our financial condition, brands and reputation. Our users may also suffer damages due to false or misleading information posted on our platform. Although we administer certain qualification measures for shippers and carriers, including requiring identity information from shippers and carriers in the user registration process, these qualification measures may not provide us with all potentially relevant information. Furthermore, if we fail to duly verify the requisite qualifications or licenses of shippers, carriers or other ecosystem participants, we may be subject to fines, penalties or other regulatory actions. In addition, as an online platform, we do not inspect the cargos that carriers carry, and such cargos may contain unsafe, prohibited or restricted items. We also do not independently test carriers’ driving skills. Consequently, we expect to continue to receive complaints from shippers, and we may become subject to actual or threatened legal action related to trucker conduct.

Due to the large number of transactions on our platform, we may not be able to identify every incident of inappropriate, illegal or fraudulent activities involving our platform, or prevent all such activities from occurring.  For example, if carriers engage in criminal activities, fraud or misconduct, such as speeding, drowsy driving and other traffic violations, operating beyond licensed scope, or use our platform as a conduit for criminal or fraudulent activities, shippers may not consider our service offerings safe, and we may receive negative press coverage or regulatory inquiries as a result of our business relationships with such carriers, which would adversely impact our brands, reputation, and business. On the other hand, if shippers engage in criminal or fraudulent activities or misconduct while using our platform, carriers may be unwilling to continue using our platform. We cannot assure you our safety measures against potential criminal activities and safety incidents will be effective. If any of these happens, our ability to attract platform users may be harmed, and our business and financial results could be adversely affected. In such event, claims may also be brought against us for civil or criminal liabilities. In response to allegations of illegal, fraudulent or inappropriate activities conducted through our platform, relevant governmental authorities may also intervene and hold us liable for non-compliance with applicable laws and regulations and subject us to penalties. Defending or attending to such actions could be costly and require significant time and attention of our management and other resources, which would materially and adversely affect our business.

Public reporting or disclosure of safety incidents reportedly occurring on or related to our platform, whether generated by us or third parties such as media or regulators, may adversely impact our business and financial results. Further, we may be subject to claims of significant liability based on traffic accidents, deaths, injuries, or other incidents that are caused by carriers or shippers while using our platform, or even when shippers or carriers are not actively using our platform. In addition, regulators may decide to hold us liable for incidents caused by shippers or carriers, despite our status as a platform that facilitates transactions between shippers and carriers. Even if these claims or regulatory proceedings do not result in liability or penalties on us, we could incur significant costs in investigating and defending against them or suffer significant reputational damage, which could have a material and adverse effect on our prospects and future growth, including our ability to attract and retain shippers and carriers.

If we fail to effectively match carriers with shipments and optimize our pricing models, our business, financial condition and results of operations could be adversely affected.

We offer shippers and carriers a digital freight platform that matches them efficiently. Our ability to attract shippers and carriers to use, and build trust in, our platform is significantly dependent on our ability to match suitable shipping orders to reliable carriers. In order to recommend or present suitable shipping orders to carriers, our matching algorithms compare the labels of cargos with those of the trucker and predict the probability for the trucker to accept each shipping order. If the quantity or quality of data available to us for analysis is unsatisfactory, or if our matching algorithms have deficiencies, our matching may not be effective, resulting in low fulfillment rate on our platform, which in turn would materially and adversely affect our business, financial condition, results of operations and prospects.

In addition, we charge shippers a 1% transaction fee (based on the agreed upon shipment rate) plus a $5 load tracking fee regardless of shipment distance. Carriers are deducted 1% of the agreed upon shipment rate as a transaction fee. Our bidding system generates a price based on the prices of available bids, current bids and awarded bids for shippers to determine the actual price for their shipping orders. The pricing methodology depends on real-time loads that were broadcast to our carrier network via SMS alerts. If our freight pricing models are flawed or ineffective or the data we accumulate are incorrect or incomplete, our price recommendation or estimate could be adversely affected. Shippers may not use our bidding feature if our price recommendation fails to serve as a meaningful reference. With respect to our flat commissions for online transaction service, underestimation of a fair market price for such commissions would result in flawed pricing and our business, brands, reputation, results of operations and financial condition may be materially and adversely affected

We cannot guarantee that our monetization strategies or our business initiatives will be successfully implemented or generate sustainable revenues and profit.

We are at an early stage of monetizing our platform services and our monetization model is evolving. We cannot assure you that we can successfully implement our existing business model to generate sustainable revenue. We cannot assure you that we will be able to successfully monetize our online transaction service or generate results that meet our expectations, or at all. If our existing business model fails to maintain market acceptance or we fail to develop or implement new monetization strategies, we may not be able to maintain or increase our revenue or effectively manage any associated costs. In addition, we are exploring and will continue to explore new business initiatives that we believe are important to our long-term success and future growth, but they may have the effect of increasing our costs, reducing our revenue and lowering our margins and profit, and this effect may be significant in the short term and potentially over longer periods.

Furthermore, we may introduce new products and services or increase investments in products and services for which we have limited scale or operating experience. For example, we plan to have dedicated teams to design and develop user experiences and operations for LTL services, to better serve the unique user needs of these verticals. Our services in these segments may be less profitable than other services. If these new products or services fail to meet our expectations or are unable to attract or engage shippers and carriers or other ecosystem participants, as the case may be, we may fail to diversify our revenue streams or generate sufficient revenues to justify our investments and costs, and our business and operating results may suffer as a result.

The COVID-19 outbreak may have adversely affected and may continue to adversely affect our results of operations.

Concerns about the COVID-19 outbreak and its potential impact on the US and global economy have created uncertainty about the overall demand for road transportation solutions, which could have negative implications for road transportation market. While we continue to assess the impact from the COVID-19 outbreak, we are unable to accurately predict the full impact of COVID-19 on our business, results of operations, financial position and cash flows due to numerous uncertainties, including the severity of the disease, the duration of the outbreak, additional actions that may be taken by governmental authorities, as well as the further impact on the business of shippers, carriers and other ecosystem participants.

If we fail to keep up with the technological developments and implementation of advanced technologies, our business, results of operations and prospects may be materially and adversely affected.

We apply technologies to serve our ecosystem participants more efficiently and bring them better user experience. Our success will in part depend on our ability to keep up with the changes in technologies and the continued successful implementation of advanced technology, including AI and data analytics. If we fail to adapt our platform and services to changes in technological developments in an effective and timely manner, our business operations may suffer. Changes in technologies may require substantial expenditures in research and development as well as in modification of our services, which may be disruptive to our business and can be time-consuming and expensive, and may increase management responsibilities and divert management attention. Hurdles in implementing technological advances may result in our services becoming less attractive to ecosystem participants, which, in turn, may materially and adversely affect our business, results of operations and prospects.

We may not be able to compete effectively, which could materially and adversely affect our business, financial condition, results of operations and prospects, as well as our reputation and brands.

The road transportation market is intensely competitive and characterized by fragmentation and shifting user preferences. We face competition from regional players in local markets and players that focus on certain segments of the road transportation market. We also compete with other companies for value-added services that cater to various essential needs of shippers and carriers. Players that focus on certain segments of the road transportation market may enter into new segments in which we operate and compete with us. Furthermore, large technology companies that have strong brand recognition, substantial financial resources and sophisticated technology capabilities may develop their own digital freight platforms in the future.

Our competitors may operate different business models, have different cost structures or participate selectively in different industry segments. They may ultimately prove to be more successful or more adaptable to customer demand and new regulatory, technological and other developments. Some of our current and potential competitors may have significantly more financial, technological, marketing and other resources than we do and may be able to devote greater resources to the development, promotion and support of their platforms and service offerings. Our competitors may also have longer operating history and greater brand recognition than us. Additionally, a current or potential competitor may acquire, or form a strategic alliance with, one or more of our other competitors. Our competitors may be better at developing new solutions and services, offering more attractive fees, responding more quickly to new technologies and undertaking more extensive and effective marketing campaigns. More players may enter the road transportation market and intensify the market competition. In response to competition, we may have to lower and/or adjust the various fees that we charge to shippers and carriers or increase our operating expenses and capital expenditures to attract more shippers and carriers, which could materially and adversely affect our business, margins and results of operations. If we are not able to compete effectively, our ability to attract and retain shippers, carriers and other ecosystem participants may be adversely affected, the level of transaction activities and user engagement on our platform may decrease and our market share may be negatively affected, which could materially and adversely affect our business, financial condition, results of operations and prospects, as well as our reputation and brands.

Employee misconduct may expose us to vicarious liabilities, reputational harm and/or economic damages.

Our employees and other service providers play critical roles in ensuring the safety and reliability of our services or our compliance with relevant laws and regulations. Certain of our employees and consultants have access to sensitive information, proprietary technologies and know-hows. We cannot assure you that our employees or consultants will abide by our policies and procedures or that the precautions we take to detect and prevent employee misconduct will be effective. If any of our employees or consultants engage in any misconduct, illegal or suspicious activities, including but not limited to, misappropriation or leakage of sensitive user information or proprietary information, we and such employees or consultants could be subject to legal claims and liabilities and our reputation and business could be materially and adversely affected as a result. In addition, while we have screening procedures during the recruitment process, we cannot assure you that we will be able to uncover misconduct of job applicants that occurred before we offered them employment, or that we will not be affected by legal proceedings against our existing or former employees as a result of their actual or alleged misconduct.

Our business generates, collects, stores and processes a large amount of data, which include sensitive personal information. The improper collection, use or disclosure of such data by us or our employees could materially and adversely affect our reputation, business, results of operations and financial condition.

We face risks inherent in handling and protecting a large amount of data that our business generates and processes from the significant number of transactions our platform facilitates, and such data include sensitive personal information. In particular, we face a number of challenges relating to data from transactions and other activities on our platform, including:

●	protecting the data in and hosted on our system, including against attacks on our system by external parties or misbehavior by our employees;

●	addressing concerns related to privacy, security and other factors; and

●	complying with applicable laws, rules and regulations relating to the collection, storage, use, transfer, disclosure and security of personal information, including any requests from regulatory and government authorities relating to such data.

In particular, if we fail to secure our users’ identity and protect their identity-specific data, such as their addresses and contact information, our users may be vulnerable to harassments, and their assets may also be put at risk due to data leakages. As a result, we may be held liable for these incidents, and our users may feel insecure and cease to use our services. In addition, any system or technological failure or compromise of our technology system that results in unauthorized access to or release of any personal data of our users or proprietary information of our business operations could significantly harm our reputation and/or result in litigation, regulatory investigations and penalties against us.

Any significant disruption in our mobile apps and information technology systems, including events beyond our control, could prevent us from offering our solutions and services or reduce their attractiveness.

In the event of a system outage, malfunction or data loss, our ability to provide services would be materially and adversely affected. The satisfactory performance, reliability and availability of our technology, mobile apps and information technology systems and our underlying network infrastructure are critical to our operations, user service, reputation and our ability to attract new and retain existing shippers, carriers and other ecosystem participants. Our information technology infrastructure is currently deployed and our data is currently maintained on customized cloud computing services. Our servers are currently housed at Amazon Web Services (AWS) third-party data center(s), and our operations depend on the service providers’ ability to protect our systems in their facilities as well as their own systems against damage or interruption from natural disasters, power or telecommunications failures, air quality issues, environmental conditions, computer malware, viruses, spamming, phishing attacks or other attempts to harm our systems, criminal acts and similar events, many of which may be beyond our control. Our mobile apps are provided through third-party app stores and any disruptions to the services of these app stores may negatively affect the delivery of our mobile apps to users. Moreover, if our arrangement with these service providers are terminated or if there is a lapse of service or damage to their facilities or if the services are no longer cost-effective to us, we could experience interruptions in our solutions and service as well as delays and additional expense in arranging new solutions and services for shippers, carriers and other ecosystem participants.

Any interruptions or delays in our service, whether as a result of third-party error, our error, natural disasters or security breaches, whether accidental or willful, could harm our relationships with shippers, carriers and other ecosystem participants and our reputation. We may not have sufficient capacity to recover all data and services lost in a timely manner in the event of an outage. These factors could prevent us from matching shippers with carriers or engaging in other business operations, damage our brands and reputation, divert our employees’ attention, reduce our revenue, subject us to liability and cause shippers, carriers and other ecosystem participants to abandon our solutions and services, any of which could adversely affect our business, financial condition and results of operations.

Information technology is a critical aspect in the efficient operation of our business, failure to maintain or improve our information technology infrastructure could harm our business and prospects.

The efficient and reliable operation of our business depends on our information technology systems. We are continuously upgrading our platform to provide increased scale, improved performance, additional capacity and additional built-in functionality, including functionality related to security. Adopting new services and maintaining and upgrading our information technology infrastructure require significant investment of time and resources. Any failure to maintain and improve our information technology infrastructure could result in unanticipated system disruptions, slower response times, impaired user experience, delays in reporting accurate operating and financial information and failures in risk management. The risks of these events occurring are even higher during certain periods of peak usage and activity when cargo volume is higher on our platform. In addition, much of the software and interfaces we use are internally developed and proprietary technology. If we experience problems with the functionality and effectiveness of our software, interfaces or platform, such as undetected errors or defects, or are unable to maintain and continuously improve our information technology infrastructure to handle our business needs, our business, financial condition, results of operations and prospects, as well as our reputation and brand, could be materially and adversely affected.

Furthermore, our information technology infrastructure and services, including our service offerings, incorporate third-party-developed software, systems and technologies, as well as hardware purchased or commissioned from external suppliers. As our information technology infrastructure and services expand and become increasingly complex, we face increasingly serious risks to the performance and security of our information technology infrastructure and services that may be caused by these third-party-developed components, including risks relating to incompatibilities among these components, service failures or delays or back-end procedures on hardware and software. We also need to continuously enhance our existing technology. Otherwise, we face the risk of our information technology infrastructure becoming unstable and susceptible to security breaches. This instability or susceptibility could create serious challenges to the security and uninterrupted operation of our platform and services, which would materially and adversely affect our business and reputation.

Any failure by us or our business partners to comply with applicable anti-money laundering laws and regulations could damage our reputation.

We and our business partners and third-party payment service providers are subject to anti-money laundering obligations under applicable anti-money laundering laws and regulations and are regulated in that respect by the Department of the Treasury Financial Crimes Enforcement Network (FinCEN). If any of our third-party service providers fail to comply with applicable anti-money laundering laws and regulations, our reputation could suffer and we could become subject to regulatory intervention, which could have a material adverse effect on our business, financial condition and results of operations. Any negative perception of the industries relevant to our business, such as any failure of online transaction platform(s) to detect or prevent money laundering activities, even if factually incorrect or based on isolated incidents, could compromise our image or undermine the trust and credibility we have established.

Our financial results may vary significantly from period to period due to the seasonality of our business and fluctuations in our operating costs.

Our quarterly results of operations, including the levels of our revenue, operating cost and expenses, net (loss)/income and other key metrics, may vary significantly in the future due to a variety of factors, some of which are outside of our control, and period-to-period comparisons of our operating results may not be meaningful, especially given our limited operating history. Accordingly, the results for any one quarter are not necessarily an indication of future performance. Fluctuations in quarterly results may adversely affect the price of the share of our common stock. Factors that may cause fluctuations in our quarterly financial results include:

●	our ability to attract or maintain a critical mass of shippers and carriers;

●	the levels of user engagement and transaction activities;

●	the mix of solutions and services we offer;

●	the amount and timing incurring our operating cost and expenses and the maintenance and expansion of our business, operations and infrastructure;

●	our focus on the long-term success and future growth, instead of near-term profit;

●	our ability to execute our monetization strategies;

●	network outages or security breaches;

●	general economic, industry and market conditions; and

●	changes in applicable laws and regulations.

In addition, the available working days of shippers and carriers, national holidays and the number of business days during a given period may also create seasonal impact on our results of operations. On an industry basis, Q1 transaction volume on our platform tends to be lower due to the slowdown following the holidays. In addition, some shippers operate in industries where shipping patterns are tied closely to consumer demand, which can sometimes be difficult to predict or are based on just-in-time production schedules. Therefore, our revenue is, to a large degree, affected by factors that are outside of our control. There can be no assurance that our historic operating patterns will continue in future periods, as we cannot influence or forecast many of these factors. The quarterly fluctuations in our revenue and results of operations could result in volatility and cause the price of our common stock to fall. As our revenue grows, these seasonal fluctuations may become more pronounced.

The successful operation of our business depends upon the performance, reliability and security of the internet infrastructure in certain regions.

The successful operation of our business depends on the performance and reliability of the internet infrastructure and telecommunications networks. We primarily rely on a limited number of telecommunication service providers to provide us with data communications capacity. With the expansion of our business, we may be required to upgrade our technology and infrastructure to keep up with the increasing traffic on our platform. However, we have no control over the costs of the services provided by telecommunications service providers. If the prices we pay for telecommunications and internet services rise significantly, our results of operations may be materially and adversely affected. Further, if internet access fees or other charges to internet users increase, our user engagement and transaction activities may decline and our business may be harmed.

Our business depends upon the interoperability of our LaneAxis Network app across devices, operating systems, and third-party applications that we do not control.

One of the most important features of our platform is its broad interoperability with a range of devices, operating systems, and third-party applications. Our platform is accessible from devices running various operating systems such as iOS and Android and the web portals for personal computers. We depend on the accessibility of our platform across these third-party operating systems and applications that we do not control. Moreover, third-party services and products are constantly evolving, and we may not be able to modify our platform to assure its compatibility with that of relevant third parties following development changes. The loss of interoperability, whether due to actions of third parties or otherwise, could adversely affect our business.

We are dependent on app stores to distribute our LaneAxis Network App.

We currently cooperate with Apple’s app store and Android app stores to distribute our LaneAxis Network app to users. As such, the promotion, distribution and operation of our applications are subject to such distribution platforms’ standard terms and policies for application developers, which are subject to the interpretation of, and frequent changes by, these distribution channels. If these third-party distribution platforms change their terms and conditions in a manner that is detrimental to us, or refuse to distribute our applications, or if any other major distribution channel with which we would like to seek collaboration refuses to collaborate with us in the future on commercially favorable terms, our business, financial condition and results of operations may be materially and adversely affected.

We may be subject to potential liability in connection with pending or threatened legal proceedings and other matters, which could adversely affect our business or financial results.

From time to time, we have become and may in the future become a party to various legal or administrative proceedings arising in the ordinary course of our business, including claims arising from our freight brokerage service. We may also be subject to potential liability in connection with pending or threatened legal proceedings arising from breach of contract claims, anti-competition claims and other matters.

These proceedings, investigations, claims and complaints could be initiated or asserted under or on the basis of a variety of laws in different jurisdictions, including data protection and privacy laws, trucker or consumer protection laws, labor and employment laws, anti-monopoly or competition laws, transportation laws, advertising laws, value-added telecommunication services laws, intellectual property laws, securities laws, financial services laws, tort laws, contract laws and property laws. There is no guarantee that we will be successful in defending ourselves in legal and administrative actions or in asserting our rights under various laws. If we fail to defend ourselves in these actions, we may be subject to restrictions, fines or penalties that will materially and adversely affect our operations. Even if we are successful in our attempt to defend ourselves in legal and regulatory actions or to assert our rights under various laws and regulations, the process of communicating with relevant regulators, defending ourselves and enforcing our rights against the various parties involved may be expensive, time-consuming and ultimately futile. These actions could expose us to negative publicity, substantial monetary damages and legal defense costs, injunctive relief and criminal and civil fines and penalties, including but not limited to suspension or revocation of licenses to conduct business.

Our business depends substantially on the continuing efforts of our directors, executive officers, senior management, key employees and qualified personnel, and our operations may be severely disrupted if we lose their services.

Our future success depends substantially on the continuing efforts of our directors, executive officers, senior management, and key employees and qualified personnel. In particular, we rely on the leadership, expertise, experience and vision of our directors and senior management team. If one or more of our directors, executive officers, senior management, key employees or qualified personnel were unable or unwilling to continue their services with us, whether due to resignation, accident, health condition, family considerations or any other reason, we might not be able to find their successors, in a timely manner, or at all. The size and scope of our platform also require us to hire and retain a wide range of capable and experienced personnel who can adapt to a dynamic, competitive and challenging business environment. We will need to continue to attract and retain experienced and capable personnel at all levels. Since the road transportation industry is characterized by high demand and intense competition for talent, we cannot assure you that we will be able to attract or retain qualified management or other highly skilled employees.

We do not currently have key man insurance for our directors, executive officers, senior management or other key employees. If any of our key employees terminate his or her services or otherwise becomes unable to provide continuous services to us, our business, financial condition and results of operations may be materially and adversely affected and we may incur additional expenses to recruit, train and retain qualified personnel. Each of our executive officers and key employees has entered into an employment agreement with a non-compete clause with us. However, these agreements may be breached by the counterparties, and there may not be adequate and timely remedies available to us to compensate our losses arising from the breach. We cannot assure you that we would be able to enforce these non-compete clauses. If any of our executive officers or key employees joins a competitor or forms a competing company, we may lose customers, know-hows and key professionals and staff members.

Our metrics and estimates are subject to inherent challenges in measurement, and real or perceived inaccuracies in those metrics may harm our reputation and negatively affect our business.

We rely on certain key operating metrics, such as fulfilled orders, average shipper MAUs and shipper MAUs, among other things, to evaluate the performance of our business. Our operating metrics may differ from estimates published by third parties or from similarly titled metrics used by other companies due to differences in methodology and assumptions. We calculate these operating metrics using internal company data, which are subject to our estimates and adjustments. For example, we define (i) active shippers as the aggregate number of registered shipper accounts on our platform that have posted at least one shipping order on our platform during a given period, and (ii) shipper MAUs as the number of active shippers in a given month. However, some shippers may use more than one account, and/or may share the same account with other shippers. As a result, our shipper MAUs may understate or overstate the number of shippers who have posted at least one shipping order on our platform in a given month. If we discover material inaccuracies in the operating metrics we use, or if they are perceived to be inaccurate, our reputation may be harmed and our evaluation methods and results may be impaired, which could negatively affect our business. If investors make investment decisions based on operating metrics we disclose that are inaccurate, we may also face potential lawsuits or disputes.

Our insurance coverage strategy may not be adequate to protect us from all business risks or, if insurance carriers change the terms of such insurance in a manner not favorable to us, if we are required to purchase additional insurance for other aspects of our business, or if we fail to comply with regulations governing insurance coverage, our business could be harmed.

We maintain various insurance policies to safeguard against risks and unexpected events. However, we do not maintain business interruption insurance or key-man insurance or any insurance covering liabilities resulting from misconducts or illegal activities committed by our employees, users or business partners. We cannot assure you that our insurance coverage is sufficient to prevent us from any loss or that we will be able to successfully claim our losses under our current insurance policy on a timely basis, or at all. If we incur any loss that is not covered by our insurance policies, or the compensated amount is significantly less than our actual loss, our business, financial condition and results of operations could be materially and adversely affected. If our insurance carriers change the terms of our policies in a manner unfavorable to us, our insurance costs could increase.

In addition, we are subject to laws, rules, and regulations relating to insurance coverage which could result in proceedings or actions against us by governmental entities or others. Further, shippers using our freight brokerage service may require higher levels of coverage as a condition to entering into contracts with us. Any failure, or perceived failure, by us to comply with laws, rules, and regulations or contractual obligations relating to insurance coverage could result in proceedings or actions against us by governmental entities or others. These lawsuits, proceedings, or actions may subject us to significant penalties and negative publicity, require us to increase our insurance coverage, require us to amend our insurance policy disclosure, increase our costs, and disrupt our business.

We face risks related to health epidemics and other outbreaks, harsh weather and natural disasters, which could significantly disrupt our operations.

Our business could be materially and adversely affected by the outbreak of a widespread health epidemic, such as COVID-19, swine flu, avian influenza, severe acute respiratory syndrome, or SARS, Ebola, Zika, harsh weather conditions or natural disasters, such as snowstorms, earthquakes, fires or floods, or other events, such as wars, acts of terrorism, environmental accidents, power shortage or communication interruptions. The occurrence of a disaster or a prolonged outbreak of an epidemic illness or other adverse public health developments could materially disrupt our business and operations. These events could also significantly impact the industries we operate in and cause a temporary closure of the facilities we use for our operations, which would severely disrupt our operations and have a material adverse effect on our business, financial condition and results of operations. Our operations could be disrupted if any of our employees, or employees of our business partners were suspected of contracting an epidemic disease, since this could require us or business partners to quarantine some or all of these employees or disinfect the facilities used for operations. In addition, our revenue and profitability could be materially reduced to the extent that a health epidemic, adverse weather conditions or natural disaster or other outbreak harms the global or US economy in general. Our operations could also be severely disrupted if shippers, carriers and other ecosystem participants were affected by health pandemics or epidemics, harsh weather conditions, natural disasters or other outbreaks. See also “—The COVID-19 outbreak has adversely affected, and may continue to adversely affect our results of operations.”

Risks Related to this Offering

There is no minimum capitalization required in this Offering.

We cannot assure that all or a significant number of shares of common stock will be sold in this Offering. We anticipate that Investors’ subscription funds will be used by us as soon as they are released from escrow, and no refunds will be given if an inadequate amount of money is raised from this Offering to enable us to conduct our business. Management has no obligation to purchase shares of common stock. If we raise less than the entire amount that we are seeking in the Offering, then we may not have sufficient capital to meet our operating requirements. We cannot assure that we could obtain additional financing or capital from any source, or that such financing or capital would be available to us on terms acceptable to us. Under such circumstances, investors in our common stock could lose their investment in us. Furthermore, investors who subscribe for shares in the earlier stages of the offering will assume a greater risk than investors who subscribe for shares later in the offering as subscriptions approach the Maximum Offering.

We determined the price of the shares arbitrarily.

The offering price of the shares of common stock has been determined by management, and bears no relationship to our assets, book value, potential earnings, net worth or any other recognized criteria of value. We cannot assure that the price of the shares is the fair market value of the shares or that investors will earn any profit on them.

We are offering Shares on a best-efforts basis.

The shares are offered on a “best efforts” basis. We cannot assure that all or any specified number of the Shares will be sold and the desired capital raised through this Offering. Our proposed operations are subject to all the risks inherent in a growing business enterprise, including the likelihood of operating losses.

This Offering is being conducted without the benefit of an underwriter, who could have confirmed the accuracy of the disclosures in this Offering Circular.

We have self-underwritten this Offering on a “best efforts” basis, which means that no underwriter has engaged in any due diligence activities to confirm the accuracy of the disclosure in this Offering Circular or to provide input as to this Offering price; we will attempt to sell the shares and there can be no assurance that all of the shares offered under this Offering Circular will be sold or that the proceeds raised from this Offering, if any, will be sufficient to cover the costs of this Offering; and there is no assurance that we can raise the intended Offering amount.

We may undertake additional equity or debt financing that may dilute the shares in this Offering.

We may undertake further equity or debt financing which may be dilutive to existing shareholders, including investors in this Offering, or result in an issuance of securities whose rights, preferences and privileges are senior to those of existing shareholders, including investors in this Offering, and also reducing the value of shares subscribed for under this Offering.

An investment in the Shares is speculative and there can be no assurance of any return on any such investment.

An investment in the Shares is speculative and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in our Company, including the risk of losing their entire investment.

If the Maximum Offering is not raised, it may increase the amount of long-term debt or the amount of additional equity we need to raise.

There is no assurance that the Maximum Offering of Shares in this Offering will be sold. If the Maximum Offering is not sold, we may need to incur additional debt or raise additional equity in order to finance our operations. Increasing the amount of debt will increase our debt service obligations and make less cash available for distribution to our shareholders. Increasing the amount of additional equity that we will have to seek in the future will further dilute those investors participating in this Offering.

We may not be able to obtain additional financing.

Even if we are successful in selling the Maximum Offering of Shares in the Offering, we may require additional funds to continue and grow our business. We may not be able to obtain additional financing as needed, on acceptable terms, or at all, which would force us to delay our plans for growth and implementation of its strategy which could seriously harm its business, financial condition and results of operations. If we need additional funds, we may seek to obtain them primarily through additional equity or debt financings. Those additional financings could result in dilution to our current shareholders and to investors that invest in this Offering.

We have made assumptions in our projections and in forward-looking statements that may not be accurate.

The discussions and information in this Offering Circular may contain both historical and “forward- looking statements” which can be identified by the use of forward-looking terminology including the terms “believes,” “anticipates,” “continues,” “expects,” “intends,” “may,” “will,” “would,” “should,” or, in each case, their negative or other variations or comparable terminology. You should not place undue reliance on forward-looking statements. These forward-looking statements include matters that are not historical facts. Forward-looking statements involve risk and uncertainty because they relate to future events and circumstances. Forward-looking statements contained in this Offering Circular, based on past trends or activities, should not be taken as a representation that such trends or activities will continue in the future. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of our business, please be advised that our actual financial condition, operating results, and business performance may differ materially from that projected or estimated by us. We have attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results to differ from its current expectations. The differences may be caused by a variety of factors, including but not limited to adverse economic conditions, lack of market acceptance, reduction of consumer demand, unexpected costs and operating deficits, lower sales and revenues than forecast, default on leases or other indebtedness, loss of suppliers, loss of supply, loss of distribution and service contracts, price increases for capital, supplies and materials, inadequate capital, inability to raise capital or financing, failure to obtain customers, loss of customers and failure to obtain new customers, the risk of litigation and administrative proceedings involving us or our employees, loss of government licenses and permits or failure to obtain them, higher than anticipated labor costs, the possible acquisition of new businesses or products that result in operating losses or that do not perform as anticipated, resulting in unanticipated losses, the possible fluctuation and volatility of our operating results and financial condition, adverse publicity and news coverage, inability to carry out marketing and sales plans, loss of key executives, changes in interest rates, inflationary factors, and other specific risks that may be referred to in this Offering Circular or in other reports issued by us or by third-party publishers.

We have significant discretion over the net proceeds of this Offering.

We have significant discretion over the net proceeds of this Offering. As is the case with any business, particularly one without a proven business model, it should be expected that certain expenses unforeseeable to management at this juncture will arise in the future. There can be no assurance that management’s use of proceeds generated through this offering will prove optimal or translate into revenue or profitability for our Company. Investors are urged to consult with their attorneys, accountants and personal investment advisors prior to making any decision to invest in our Company.

You should be aware of the long-term nature of this investment.

There is not now, and likely will not be, a public market, for the Shares. Because the Shares have not been registered under the Securities Act or under the securities laws of any state or non-United States jurisdiction, the Shares may have certain transfer restrictions. It is not currently contemplated that registration under the Securities Act or other securities laws will be affected. Limitations on the transfer of the Shares may also adversely affect the price that you might be able to obtain for the Shares in a private sale. You should be aware of the long-term nature of your investment in our Company. You will be required to represent that you are purchasing the Shares for your own account, for investment purposes and not with a view to resale or distribution thereof.

We may incur increased costs as a result of our public reporting obligations, and our management team will be required to devote substantial time to new compliance initiatives.

We may become subject to the periodic reporting requirements for public reporting companies in the United States in the near future. Particularly, after we are no longer an “emerging growth company,” we will continue to incur significant legal, accounting and other expenses that we have not incurred as a private company. Our management and other personnel would need to devote a substantial amount of time to comply with our reporting obligations. Moreover, these reporting obligations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly.

The Shares in this Offering have no protective provisions.

The Shares in this Offering have no protective provisions. As such, you will not be afforded protection, by any provision of the Shares or as a stockholder in the event of a transaction that may adversely affect you, including a reorganization, restructuring, merger or other similar transaction involving our Company. If there is a “liquidation event” or “change of control” the Shares being offered do not provide you with any protection. In addition, there are no provisions attached to the Shares in this Offering that would permit you to require us to repurchase the Shares in the event of a takeover, recapitalization or similar transaction.

No guarantee of return on investment.

There is no assurance that you will realize a return on your investment or that you will not lose your entire investment. For this reason, you should read this Form 1-A, Offering Circular and all exhibits and referenced materials carefully and should consult with your own attorney and business advisor prior to making any investment decision.

If an investor purchases Shares in this Offering, the investor will incur immediate and substantial dilution in the book value of the Shares.

Each investor will suffer immediate and substantial dilution in the net tangible book value of the Shares the investor purchases in this Offering. Assuming an offering price of $2.00 per Share and that all 10,000,000 Shares are sold for estimated net proceeds of $19,100,000 (after deducting estimated offering expenses), investors purchasing Shares in this Offering will experience dilution of approximately $1.52 per Share in net tangible book value of the Shares. See “Dilution” beginning on page 25.

The subscription agreement for the Shares will have a forum selection provision that requires disputes be resolved in state or federal courts in the State of Delaware, regardless of convenience or cost to you, the investor.

In order to invest in this Offering, investors will be required to agree to resolve disputes arising under the subscription agreement in state or federal courts located in the State of Delaware, for the purpose of any suit, action or other proceeding arising out of or based upon the agreement. See “Plan of Distribution – Provisions of Note in Our Subscription Agreement – Forum Selection Provisions.”

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. We believe that the exclusive forum provisions apply to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context.

Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. The exclusive forum provision in the certificate of incorporation is not intended to apply to any actions brought under the Securities Act or the Exchange Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Under the subscription agreement for the Shares you will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder. This forum selection provision may limit your ability to obtain a favorable judicial forum for disputes with us. In addition, stockholders who do bring a claim in these forums could face additional litigation costs in pursuing any such claim, particularly if they do not reside in or near Delaware. Furthermore, the enforceability of similar choice of forum provisions in other companies’ governing documents has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable. If a court were to find this provision inapplicable to, or unenforceable in an action, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition or results of operations.

This offering involves “rolling closings,” which may mean that earlier investors may not have the benefit of information that later investors have.

We may conduct closings on funds tendered in the offering at any time. At that point, investors whose subscription agreements have been accepted will become our shareholders. We may file supplements to our Offering Circular reflecting material changes and investors whose subscriptions have not yet been accepted will have the benefit of that additional information. These investors may withdraw their subscriptions and get their money back. Investors whose subscriptions have already been accepted, however, will already be our shareholders and will have no such right.

Risks Related to Our Common Stock

Our corporate actions are substantially controlled by Mr. Rick Burnett, who has the ability to control or exert significant influence over important corporate matters that require approval of shareholders, which may materially reduce the value of your investment.

Our Certificate of Incorporation, as amended, provides that in respect of all matters subject to a shareholders’ vote, each share of common stock is entitled to one vote, and each one share of Series A Preferred Stock entitled to the number of votes equal to the total number of shares of common stock outstanding as of the record date for the determination of stockholders entitled to vote at each meeting of stockholders of the Company and entitled to vote on all matters submitted or required to be submitted to a vote of the stockholders of the Company. Mr. Rick Burnett, our Founder, Chief Executive Officer, Acting CFO, director and significant stockholder, holds the voting power over all the Preferred Stock issued and outstanding, which, together with the shares of our common stock shares he will hold, represent majority control of the voting power of our total issued and outstanding shares immediately after the completion of this offering. As a result, Mr. Rick Burnett has the ability to control or exert significant influence over important corporate matters, investors may be prevented from affecting important corporate matters involving our company that require approval of shareholders, including:

●	the composition of our board of directors and, through it, any determinations with respect to our operations, business direction and policies, including the appointment and removal of officers;

●	any determinations with respect to mergers or other business combinations;

●	our disposition of substantially all of our assets; and

●	any change in control.

These actions may be taken even if they are opposed by our other shareholders, including the holders of our common stock. Furthermore, this concentration of ownership may also discourage, delay or prevent a change in control of our company, which could have the dual effect of depriving our shareholders of an opportunity to receive a premium for their shares as part of a sale of our company and reducing the price of our common stock. As a result of the foregoing, the value of your investment could be materially reduced.

No market for our common stock currently exists, and an active trading market may never develop or be sustained. Our stock price may fluctuate significantly.

There is currently no public market for our common stock. We may in the future apply to have our common stock quoted and traded on the OTCQB Market or the NASDAQ Capital Market. There is no assurance that our application for listing our common stock for trading on the OTCQB Market or the NASDAQ Capital Market will be accepted. In order to have our common stock quoted for public trading on the OTCQB Market, which is an over-the-counter market, not an exchange, we must have a market maker registered with Financial Industry Regulatory Authority (“FINRA”) to sponsor our application for a trading symbol for that over-the-counter market. There is no assurance that we will find a market maker to sponsor our common stock for public trading. An active trading market for our common stock may never develop or may not be sustained in the future. The lack of an active market may make it more difficult for stockholders to sell our shares and could lead to our share price and trading volume being depressed or volatile. We cannot predict the prices at which our common stock may trade. The market price of the common stock may fluctuate widely and decline, depending on many factors, some of which may be beyond our control.

There is no assurance that we will be acquired by another company at an advantageous price on acceptable terms.

A potential exit strategy for our shareholders includes a possible sale of our Company to a third-party buyer at an acceptable price. There is no assurance that such an opportunity will arise, and price and terms would have to be acceptable to management and likely to the holders of at least a majority of our outstanding voting securities.

The concentration of our capital voting stock ownership may limit our stockholders’ ability to influence corporate matters and may involve other risks.

Rick Burnett, our Founder, Chief Executive Officer, Acting CFO and a director, is currently the beneficial owner of an aggregate of approximately 29.1% of our outstanding shares of common stock. As a result of such stock ownership, Mr. Burnett is able to exercise significant control over all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of our common stock. This concentration of ownership may not be in the best interests of all of our shareholders.

Your percentage ownership in us may be diluted in the future.

Our board of directors has the authority to cause us to issue additional securities and convertible securities at such prices and on such terms as it determines in its discretion without the consent of the stockholders, including without limitation common stock, preferred stock, warrants, stock options, and convertible notes. Consequently, our shareholders are subject to the risk that their ownership in us will be substantially diluted in the future.

We may not pay dividends in the future. Any return on investment may be limited to the value of our common stock.

We do not anticipate nor intend on paying cash dividends now or in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition, and other business and economic factors affecting us at such time as our board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and marketing. Prospective investors seeking or needing dividend income should therefore not purchase our common stock. If we do not pay dividends, our common stock may be less valuable because a return on investment will only occur if our stock price appreciates.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market if one ever develops, or upon the expiration of any statutory holding period under Rule 144 or issued upon the exercise of outstanding options or warrants, it could create a circumstance commonly referred to as an “overhang,” in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

If the Shares become subject to the penny stock rules, it would become more difficult to trade the Shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not obtain and retain a listing or quotation of the common stock and if the price of the common stock is less than $5.00, the common stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for the common stock, and therefore stockholders may have difficulty selling the Shares.

In addition to the risks listed above, businesses are often subject to risks not foreseen or fully appreciated by the management. It is not possible to foresee all risks that may affect the company. Moreover, we cannot predict whether we will successfully effectuate our current business plan. Each prospective purchaser is encouraged to carefully analyze the risks and merits of an investment in the Shares and should take into consideration when making such analysis, among other factors, the risk factors discussed above.

DIVIDEND POLICY

We have not declared or paid any cash dividends and do not intend to pay cash dividends in the near future on the shares of common stock. Cash dividends, if any, that may be paid in the future to holders of our common stock will be payable when, as and if declared by our board of directors, based upon the board’s assessment of our financial condition, our earnings, our need for funds, whether any Preferred Stock is outstanding, to the extent the preferred stock has a prior claim to dividends, and other factors including any applicable laws. We are not currently a party to any agreement restricting the payment of dividends.

DILUTION

As at the date of this Offering Circular, an aggregate of 34,574,607 shares of our common stock are issued and outstanding. The price of the Shares under this Offering is higher than the average per share value of the shares of our common stock previously issued. Accordingly, investors who purchase Shares in this Offering will incur immediate dilution in the pro forma value of their Shares. This means that investors that purchase Shares will pay a price per share that exceeds the average per share value of our previously issued shares of our common stock.

If the maximum shares of common stock in this Offering are purchased at the price of $2.00 per share, after deducting approximately $900,000 in offering expenses payable by us, assuming the Maximum Offering amount is sold, our pro forma as adjusted net tangible book value would be approximately $21,463,200. This amount represents an immediate increase in pro forma net tangible book value of $0.41 per share to our existing stockholders at the date of this Offering Circular, and an immediate dilution in pro forma net tangible book value of approximately ($1.52) per share to new investors purchasing shares of common stock in this offering at price of $2.00 per share.

The following table illustrates the approximate per share dilution to new investors, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the Shares offering for sale in this Offering assuming the offering price of $2.00 per share (after deducting our estimated offering expenses of $900,000, $700,000, $500,000 and $300,000, respectively):

	25%	50%	75%	100%
Offering Proceeds	$5,000,000	$10,000,000	$15,000,000	$20,000,000

Offering Price per Share	$2.00	$2.00	$2.00	$2.00

Net tangible book value per Common Share before this Offering	$0.07	$0.07	$0.07	$0.07

Increase per Share attributable to investors in this Offering	$0.09	$0.20	$0.33	$0.41

Net tangible book value per Share after this Offering	$0.16	$0.27	$0.40	$0.48

Dilution to investors after this Offering	$1.84	$1.73	$1.60	$1.52

We may from time to time issue additional shares of common stock or other equity securities, which may result in dilution of existing shareholders if the shares of common stock or other equity securities are sold at a price that is less than the average per share value of the shares of common stock previously issued.

PLAN OF DISTRIBUTION

We are offering up to 10,000,000 Shares, at an estimated price of $2.00 to $2.20 per Share, as described in this Offering Circular. The Shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended (the “Securities Act”), for Tier 2 offerings, by the management of the Company on a “best-efforts” basis directly to purchasers who satisfy the requirements set forth in Regulation A. We have no minimum capitalization, and we may use the proceeds from this Offering immediately following our acceptance of the corresponding subscription agreements towards our offering (which include legal, accounting, printing, due diligence, marketing, selling and other costs incurred in this Offering), operating, technology development, marketing and business development expenses, as more specifically set forth in the “Use of Proceeds to” beginning on page 30. There is no arrangement for the return of funds to investors if all of the Shares offered are not sold in this Offering.

This Offering will expire on the first to occur of (i) the date on which the Maximum Offering is sold, or (ii) when our board of directors elects to terminate the Offering. There is no arrangement to address the possible effect of this Offering on the price of the Shares.

We intend to sell the Shares in this offering through the efforts of our Chief Executive Officer, Mr. Rick Burnett, and our Chief Operating Officer, Mr. Mason Burnett. Mr. Rick Burnett and Mr. Mason Burnett will not receive any compensation for offering or selling the Shares.

We have also engaged DealMaker Securities LLC (the “Broker”), a broker-dealer registered with the SEC and a member of FINRA, to provide the following administrative and compliance related functions, but not for underwriting or placement agent services:

●	Reviewing investor information, including anti money laundering (“AML”) compliance, other compliance background checks, and provide a recommendation to us whether or not to accept investor as a customer;
●	Reviewing each investor’s subscription agreement to confirm such investor’s participation in this Offering, and provide a recommendation to us whether or not to accept the use of the subscription agreement for the investor’s participation;
●	Contacting and/or notifying us, if needed, to gather additional information or clarification on an investor;
●	Keeping investor details and data confidential and not disclosing to any third-party except as required by regulators or pursuant to the terms of the agreement (e.g. as needed for AML and background checks); and
●	Coordinating with third party providers to ensure adequate review and compliance.

Such services shall not include providing any investment advice or any investment recommendations to any investor.

We have agreed to pay the Broker a $25,000 non-refundable payment to cover reasonable out-of-pocket accountable expenses actually anticipated to be incurred by Broker in connection with the Offering, such as, among other things, preparing the necessary regulatory filings in connection with this Offering; ongoing general consulting services regarding this Offering, such as coordination with third party vendors and general guidance with respect to the Offering, and a cash commission equal to one percent on a monthly basis of the amount raised in this Offering to support the Offering once the SEC has qualified the Offering Statement and this Offering commences and the amount of shares of our common stock equal to one percent of the amount of Shares deliverable upon the closing of this Offering.

As of the date of this Offering Circular, we have not entered into any agreements with selling agents for the sale of the Shares. However, we reserve the right to engage FINRA-member broker-dealers. In the event we engage FINRA-member broker-dealers, we expect to pay sales commissions of up to 10.0% of the gross offering proceeds from their sales of the Shares. In connection with our appointment of a selling broker-dealer, we intend to enter into a standard selling agent agreement with the broker-dealer pursuant to which the broker-dealer would act as our non-exclusive sales agent in consideration of our payment of commissions of up to 10.0% on the sale of Shares effected by the broker-dealer.

TAX CONSEQUENCES FOR EACH INVESTOR (INCLUDING FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX CONSEQUENCES) WITH RESPECT TO THE INVESTMENT ARE THE SOLE RESPONSIBILITY OF THE INVESTOR. INVESTORS MUST CONSULT WITH THEIR OWN PERSONAL ACCOUNTANT(S) AND/OR TAX ADVISOR(S) REGARDING THESE MATTERS.

Generally speaking, Rule 3a4-1 under the Exchange Act, provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with a company that participate in an offering of the Company’s securities. None of our officers or directors are subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. None of our officers or directors will be compensated in connection with their participation in this Offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. None of our officers or directors are, or have been within the past 12 months, a broker or dealer, and none of them are, or have been within the past 12 months, an associated person of a broker or dealer. At the end of this Offering, our officers and directors will continue to primarily perform substantial duties for our Company or on its behalf otherwise than in connection with transactions in securities. Our officers and directors will not participate in selling an offering of securities for any company more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii) except that for securities issued pursuant to Rule 415 under the Securities Act, the 12 months shall begin with the last sale of any security included within one Rule 415 registration.

Technology Services

We have engaged Novation Solutions Inc. (dba Dealmaker) (the “Technology Agent”) to provide certain technology services to us in connection with this Offering, including providing the online subscription processing platform.

After the qualification by the SEC of the Offering Statement of which this Offering Circular is a part, this Offering will be conducted using the online subscription processing platform of the Technology Agent through our website at www.laneaxis.com, whereby investors will receive, review, execute and deliver subscription agreements electronically as well as make payment of the purchase price through a third party processor by ACH debit transfer or wire transfer or credit card to an account we designate. There is no escrow established for this Offering. We will hold closings upon the receipt of investors’ subscriptions and our acceptance of such subscriptions. If, on the initial closing date, we have sold less than the Maximum Offering, then we may hold one or more additional closings for additional sales, until the Termination Date Funds will be promptly refunded without interest, for sales that are not consummated.

We will pay certain fees to Technology Agent as compensation for the services described above, including: (i) a $10,000 fee for platform set-up, hosting and maintenance fees to cover deal portal set-up and configuration and coordination with third party vendors; (ii) monthly subscription fee of $2,000; (iii) processing fees of $15 per investor for a signed and submitted purchase order and $15 per investor for a recorded payment, and (iv) and other miscellaneous technology fees, including processing and administrative fees in connection with payments made through a third party processor using the Technology Agent’s subscription processing platform.

The Technology Agent is not participating as an underwriter or placement agent of this Offering and will not solicit any investments, recommend our securities, provide investment advice to any prospective investor, or distribute this Offering Circular or other offering materials to potential investors. All inquiries regarding this Offering or escrow should be made directly to us.

Procedures for Subscribing

See section captioned “Terms of the Offering - Subscription Procedures” below.

Minimum Purchase Requirements

Each investor must invest a minimum of $2,500 to participate in this Offering; however, we reserve the right to change and/or waive this minimum in our sole discretion.

State Law Exemption and Offerings to Qualified Purchasers

State Law Exemption. This Offering Circular does not constitute an offer to sell or the solicitation of an offer to purchase any Offered Shares in any jurisdiction in which, or to any person to whom, it would be unlawful to do so. An investment in the Offered Shares involves substantial risks and possible loss by investors of their entire investments. (See section captioned “Risk Factors” in this Offering Circular).

The Shares have not been qualified under the securities laws of any state or jurisdiction. Currently, we plan to sell the Shares in all states. In the case of each state in which we sell the Shares, we will qualify the Offered Shares for sale with the applicable state securities regulatory body or we will sell the Offered Shares pursuant to an exemption from registration found in the applicable state’s securities, or Blue Sky, law.

Certain of our offerees may be broker-dealers registered with the SEC under the Exchange Act, who may be interested in reselling the Offered Shares to others. Any such broker-dealer will be required to comply with the rules and regulations of the SEC and FINRA relating to underwriters.

Investor Suitability Standards. The Shares may only be purchased by investors residing in a state in which this Offering Circular is duly qualified who have the financial capacity to hold the investment for an indefinite amount of time. For general information on investing, we encourage you to refer to www.investor.gov.

Issuance of Shares

Upon settlement, that is, at such time as an investor’s funds have cleared and we have accepted an investor’s subscription agreement, we will either issue such investor’s purchased Shares in book-entry form representing such investor’s purchased Shares. We will not issue shares in physical or paper form. Instead, our shares will be recorded and maintained on our stockholder register.

Transferability of the Shares

The Shares will be generally freely transferable, subject to any restrictions imposed by applicable securities laws or regulations.

Advertising, Sales and Other Promotional Materials

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering. These materials may include information relating to this offering, articles and publications concerning industries relevant to our business operations or public advertisements and audio-visual materials, in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Shares, these materials will not give a complete understanding of our company, this offering or the Shares and are not to be considered part of this Offering Circular. This offering is made only by means of this Offering Circular and prospective investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Shares.

Provisions of Note in Our Subscription Agreement

Jury Trial Waiver

The subscription agreement provides that subscribers waive the right to a jury trial of any claim they may have against us arising out of or relating to the agreement, including any claim under federal securities laws. By signing the subscription agreement an investor will warrant that the investor has reviewed this waiver with the investor’s legal counsel, and knowingly and voluntarily waives his or her jury trial rights following consultation with the investor’s legal counsel. If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable given the facts and circumstances of that case in accordance with applicable case law. In addition, by agreeing to the provision, subscribers will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations promulgated thereunder.

Forum Selection Provisions

The subscription agreement for the Shares will provide that the state and federal courts in the State of Delaware are the exclusive forum for all actions or proceedings relating to the subscription agreement.

Miscellaneous

Generally speaking, Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. None of our officers or directors are subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. None of our officers or directors will be compensated in connection with his participation in this Offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. None of our officers or directors are, or have been within the past 12 months, a broker or dealer, and none of them are, or have been within the past 12 months, an associated person of a broker or dealer. At the end of this Offering, our officers and directors will continue to primarily perform substantial duties for our Company or on our behalf otherwise than in connection with transactions in securities. Our officers and directors will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Rule 3a4-1(a)(4)(i) or (iii) promulgated under the Exchange Act, except that for securities issued pursuant to Rule 415 under the Securities Act, the 12 months shall begin with the last sale of any security included within one Rule 415 registration.

Transfer Agent

The transfer agent for the Shares sold in this Offering is DealMaker Transfer Agent LLC (dba DealMaker Shareholder Services), 16540 Pointe Village Dr., Suite 201 (J), Lutz, Fl, 33558. DealMaker Shareholder Services will maintain stockholder information on a book-entry basis.

Selling Security Holders

No securities are being sold for the account of security holders; all net proceeds of this Offering will go to us.

USE OF PROCEEDS

The maximum gross proceeds from the sale of the Shares is $20,000,000. If the Maximum Offering is sold, the net proceeds from the total maximum offering are expected to be approximately $19,100,000, after the payment of offering costs (including legal, accounting, printing, due diligence, marketing, selling and other costs incurred in the Offering). The estimate of the budget for offering costs is an estimate only and the actual offering costs may differ. We expect from time to time to evaluate the acquisition of businesses, intellectual property, products and technologies for which a portion of the net proceeds may be used, although we currently are not planning or negotiating any such transactions. The following table represents management’s best estimate of the uses of the net proceeds received from the sale of Shares. $900,000, $700,000, $500,000 and $300,000

Net Proceeds to Our Company by Interval of Funds Raised

	25%	50%	75%	100%

Gross Proceeds	$5,000,000	$10,000,000	$15,000,000	$20,000,000

Offering Expenses	$300,000	$500,000	$700,000	$900,000

Net Proceeds to Company	$4,700,000	$9.500,000	$14,300,000	$19,100,000

Use of Proceeds by Interval of Funds Raised

All figures provided in this table are estimates and are subject to change based on adjustments to our business plan.

	25%	50%	75%	100%

Customer Acquisition and Growth	$1,410,000	$2,850,000	$4,290,000	$5,730,000

Platform & Network Development	$1,410,000	$2,850,000	$4,290,000	$5,730,000

Sales, Marketing, General & Administrative	$1,410,000	$2,850,000	$4,290,000	$5,730,000

General Working Capital	$470,000	$950,000	$1,430,000	$1,910,000

Total	$4,700,000	$9,500,000	$14,300,000	$19,100,000

We reserve the right to change the foregoing use of proceeds, should our management believe it to be in the best interest of our Company. The allocations of the proceeds of this Offering presented above constitute the current estimates of our management and are based on our current plans, assumptions made with respect to our industry, general economic conditions and our future revenue and expenditure estimates.

Investors are cautioned that expenditures may vary substantially from the estimates presented above. Investors must rely on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this Offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations (if any), business developments and the rate of our growth. We may find it necessary or advisable to use portions of the proceeds of this Offering for other purposes.

In the event we do not obtain the Maximum Offering amount hereunder, we may attempt to obtain additional funds through private offerings of our securities and/or by borrowing funds. Currently, we do not have any committed sources of financing.

DESCRIPTION OF BUSINESS

General

We are a global software company that provides patented comprehensive supply chain solutions to more than 6,000 customers. We are trailblazing a new path forward for the fractured $12 trillion global supply chain, with an immediate focus on the nearly $1 trillion U.S. freight industry.

Backed by patented technology, we have created the first “brokerless” shipper-to-carrier direct freight network powered by blockchain via smart executed contracts, potentially eliminating $200 billion in “managed fees,” 28 billion empty truck miles per year and streamlining an industry that lacks transparency, trust and efficiency. We are a technology platform that uses an innovative network, leading technology and product expertise to power movement from point A to point B. We develop and operate proprietary technology applications supporting a variety of offerings on our platform (the “Platform(s)”). We connect consumers (“Shipper(s)”) with independent providers of freight services (“Mobility Driver(s)” or “Drivers”) for shipping services. We use this same network, technology, and product expertise to connect shippers with carriers in the freight industry. Our technology is available principally in the U.S.

We believe that our Platform can revolutionize the logistics industry. LaneAxis leverages our proprietary technology, brand awareness, and experience revolutionizing industries to connect carriers with shippers on our platform, and gives carriers upfront, transparent pricing and the ability to book a shipment. The freight industry today is highly fragmented and deeply inefficient. It can take several hours, sometimes days, for shippers to find a truck and driver for shipments, with most of the process conducted over the phone or by fax. Procurement is highly fragmented, with traditional players relying on local or regional offices to book shipments. It is equally difficult for carriers to find and book the shipments that work for their businesses, spending hours on the phone negotiating pricing and terms. These inefficiencies adversely impact both shippers and carriers and contribute to the number of non-revenue or “dead-head” miles, which are miles driven by carriers between shipments. Freight greatly reduces friction in the logistics industry by providing an on-demand platform to automate and accelerate logistics transactions end-to-end. Freight connects carriers with shippers available on our platform, and gives carriers upfront, transparent pricing and the ability to book a shipment with the touch of a button.

We serve shippers ranging from small- and medium-sized businesses to global enterprises by enabling them to create and tender shipments with a few clicks, secure capacity on demand with upfront pricing, and track those shipments in real-time from pickup to delivery. We believe that all of these factors represent significant efficiency improvements over traditional freight brokerage providers.

To match these shipments, shippers often rely on the help of (expensive) third parties, such as brokers. These third-party services as well as the use of outdated means of communication and tracking result in unnecessary loss of income and increased overhead. As a result, LaneAxis has developed a state-of-the-art software system powered by blockchain technology. The granted patent protects the IP of LaneAxis in developing a shipper and carrier interaction optimization platform (supported by mobiles, smartphones, tablet computers, etc.) that accepts input from one or more shippers and input from one or more carriers. Specifications for a shipment can include a threshold or auto execute cost value, dates for the shipment, point of origin, destination, desired ratings score of the carrier, type of cargo, cargo handling needs, or any combination thereof. The platform allows both participants to place a bid concerning the proposed shipment. The shipper can directly pick a carrier that meets its requirements. After the selection has been made the carrier will be able to accept or deny the request. Furthermore, shippers can directly accept a bid if one is placed by a carrier provided they meet the necessary criteria stipulated in the contract.

In addition, the platform provides interfaces for tracking any shipment, generating proof of delivery, creating lists of preferred shippers or carriers, generating cost estimates (based on previous, similar contracts), locating shipments with origins that coincide with the termination of one shipment, or any combination thereof. Built-in escrows also settle of disputes that are predetermined, making the system smoother and more efficient.  Today we guarantee payment via escrow, provided by Stripe, a payment processing company, to guarantee payment to the carrier, together with guaranteed contract via smart contracts. As the network matures, non-fungible tokens (“NFTs”) may be integrated for purposes of verifying Certificates of Insurance held by carriers.

We were incorporated as a Delaware corporation in June 2015. On March 1, 2022, we amended our Certificate of Incorporation to increase the number of our authorized shares of common stock from 50,000,000 to 77,000,000. For tax and accounting purposes, our fiscal year will end on December 31st of each year and all financial information will be prepared in accordance with the accrual method of accounting. The books and records of account will be kept at the address of our principal executive office.

Industry Description

Trucking companies provide transportation services to virtually every industry operating in the United States and generally offer higher levels of reliability and faster transit times than other surface transportation options. The trucking industry is comprised principally of two types of motor carriers: LTL and truckload. LTL freight carriers typically pick up multiple shipments from multiple customers on a single truck. The LTL freight is then routed through a network of service centers where the freight may be transferred to other trucks with similar destinations. LTL motor carriers generally require a more expansive network of local pickup and delivery service centers, as well as larger breakbulk, or hub, facilities. In contrast, truckload carriers generally dedicate an entire truck to one customer from origin to destination.

Significant capital is required to create and maintain a network of service centers and a fleet of tractors and trailers. The high fixed costs and capital spending requirements for LTL motor carriers make it difficult for new start-up or small operators to effectively compete with established carriers. In addition, successful LTL motor carriers generally employ, and regularly update, a high level of technology-based systems and processes that provide information to customers and help reduce operating costs.

Over-the-Road Freight

The over-the-road freight sector includes both private fleets and “for-hire” carriers. According to the American Trucking Associations (“ATA”), the U.S. freight sector represented revenue of approximately $791 billion in 2019 and accounted for approximately 80% of domestic freight transportation spend. The ATA estimates that U.S. freight transportation will increase to over $1.6 trillion by 2030. Private fleets consist of tractors and trailers owned and operated by shippers that move their own goods and, according to the National Private Truck Council, accounted for revenue of approximately $300 billion in 2020. For-hire carriers transport truckload and LTL freight belonging to others and, according to the ATA, accounted for revenue of approximately $450 billion in 2020.

Truckload carriers generally dedicate an entire trailer to one shipper from origin to destination and are categorized by the type of equipment they use to haul a shipper’s freight, such as temperature-controlled, dry van, tank, or flatbed trailers. According to the ATA, excluding private fleets, revenue in the U.S. Truckload market was approximately $395 billion in 2019.

LTL carriers specialize in consolidating shipments from multiple shippers into truckload quantities for delivery to multiple destinations. LTL carriers are traditionally divided into two categories — national and regional. National carriers typically focus on two-day or longer service across distances greater than 1,000 miles, while regional carriers typically offer delivery in less than two days. According to the ATA, the U.S. LTL market generated revenue of approximately $42 billion in 2019.

Third-Party Logistics

Third-party logistics (“3PL”) providers offer transportation management solutions and distribution services, including the movement and storage of freight and the assembly of inventory. The U.S. 3PL sector revenue increased from approximately $113.6 billion in 2006 to approximately $212 billion in 2019 (and experienced growth each year during such period other than from 2008 to 2009), according to Armstrong & Associates, Inc., a leading supply chain market research firm. Statistical trends suggest the market penetration of 3PL providers will expand in the future as companies increasingly redirect their resources to core competencies and outsource their transportation and logistics requirements as they realize the cost-effectiveness of 3PL providers.

Our Strategy

The LaneAxis Direct Freight Network’s primary goal is to reduce such reliance on 3PLs and freight brokers. By launching what we believe is a “First of its Kind Data-Driven Network,” LaneAxis does not view its solution as a “competitor.” We aim to become a creator of a company-agnostic network built to benefit all parties in the supply chain.

Information Systems and Intellectual Property

With over a decade of research and development under our belt, we have built a direct logistics network to solve industry-wide problems, connecting all parties in a singular transportation ecosystem. By doing so, we aim to be at the forefront of a Transportation Driver and Data Network supported by patented software and blockchain technology, which leverages smart technology to help the trucking industry reach a new level of digitalization and efficiency.

US Patent Number 9,928,475

Our patent is a shipper and carrier interaction optimization platform that may include an internet-based web page, application for a handheld device, a dedicated device with a graphical user interface, or any combination thereof for one or more shipper to enter shipment requirements and/or bids for use of a carrier’s equipment. One or more carriers can enter equipment specifications, such as equipment  type,  availability,  and minimum  payment amount accepted,  as well as bids for employment to ship goods via the shipper and carrier interaction optimization platform. The platform can automate matching shippers and carriers for each shipment, provide information regarding shipment status and help carriers to maximize the amount of time their vehicles carry cargo. Systems may include a shipper interface, a carrier interface, one or more handheld devices running the interaction optimization platform, and positioning software and/or hardware to indicate the location of the one or more handheld devices used by shipment carriers.

Patent Application Filed for “Federal Transportation Network Platform”

LaneAxis has filed a provisional utility patent application with the USPTO for a “Federal Transportation Network Platform” (“FTN”).

The FTN will be built on the foundation of LaneAxis’ existing proprietary and patented platform that provides direct connectivity and communication between shipping companies and carriers (trucking companies)

The FTN will provide federal agencies real-time visibility and communication with each of the estimated 1.8 million licensed Department of Transportation (DOT) commercial trucking companies in the U.S. Further, the platform will provide the FTN a common, direct and all-encompassing communication link with each of those trucking companies and the estimated 4 million U.S. drivers holding Commercial Driver Licenses that work for those companies.

LaneAxis’ existing patent enables real-time direct communication with and monitoring of all active-duty trucks within the LaneAxis Network, making them visible on a map alongside all relevant carrier and driver information. This, in essence, drives the efficiency of the network and provides the technology and visibility required to build a single, unified Federal Transportation Network. The goal is to create a trucking network platform that mirrors the Federal Aviation Administration (FAA), which maintains perpetual real-time oversight and visibility over all airplanes in the U.S. airspace and beyond.

LaneAxis Trademark

We own the trademark “LaneAxis”, which was registered with the United States Patent and Trademark Office in 2016.

Intellectual Property

With over a decade of research and development we have built a direct logistics network to solve industry-wide problems, connecting all parties in a singular transportation ecosystem. Below is a chart summarizing our patents:

US Issued Patents and Patent Applications
Docket / File #	Patent #	Date Issued	Patent Name
File number: 15/078,965	US 9,928,475	March 27, 2018	Shipper And Carrier Interaction Optimization Platform
Application number: 63255460	Provisional Patent application submitted October 14, 2021	N/A	Federal Transportation Network Platform
Application number: 63321773	Provisional Patent application submitted March 21, 2022	N/A	Smart Contract Based Insurance Certificate

Below is a chart summarizing our registered trademarks and pending applications:

Description	Name / Title	Official No.	Governmental Entity
Trademark Approved	LaneAxis	86935145	USPTO
Trademark Approved	FreightVision	90186768	USPTO
Trademark Approved	DeTran	97249666	USPTO

A B2B Subscription Model, Engineered for Scalability

The future of LaneAxis is the aggregation of data through the network data access charges. The design of the LaneAxis’ Network and LaneAxis Network App aims to create multiple revenue streams:

●	Carriers pay a subscription-based monthly network membership fee (no charge for shippers to join the network). Currently shippers pay a 1% per load transaction fee upon rate confirmation, and a $5.00 per load shipment tracking fee, and carriers are deducted a 1% transaction fee upon final settlement.

●	The LaneAxis Network App with truck-specific navigation is free for drivers. From the portal, carriers of any size can register and add drivers for free. When a carrier creates a shipment, they assign it to a driver, then can track the shipment for a fee of only $1.00. They can then send a tracking link, which is part of the subscription and free of charge to their existing shipping customers to build trust, transparency, and introduce them to the LaneAxis network.

●	All credit card payments are currently handled by Stripe, a payment processing company.

Our scalability and growth potential will also be dependent on the usage patterns and data insights gleaned from user interactions on the platform. We will closely monitor the following metrics in order to continually improve the user experience, and by extension, user engagement resulting in increased revenue.

Registrations: (Mobile and Web separately) - Priority 1

●	Users registering from device type Mobile or Web

●	Referred by … (User source referral to LaneAxis)

●	Number user that do not complete registrations and exit from a specific registration page

●	Number of users registered

●	Time spent by user on registration (Web and Mobile separately)

●	Time spent by user Onboarding data collection screens Pop ups – Carrier

Shipments: (Mobile and Web separately) - Priority 2

●	Average Time spent by user on Page

●	Most used action from the page (action with count)

●	Most visited tab on the page

●	Number of times users visits the page (Tab with counts)

●	Next tab user navigates to from Shipments (tab and counts)

●	Number of time user visits Shipment Tabs (Tab with counts)

●	Average time spent on shipment Tabs (Tab with average time)

●	Number of Time users create a shipment and exit without completing it.

Bidding: (Mobile and Web separately) - Priority 3

●	Average Time spent by user on Page

●	Most used action from the page (action with count)

●	Number of times users visits the page

●	Next tab user navigates to from Bidding (tab and counts)

Home: (Mobile and Web separately) - Priority 4

●	Average Time spent by user on Page

●	Number of times users visits the page

●	Most used action from the page (action with count)

●	Next tab user navigates to from Home (tab and counts)

Driver Management: (Mobile and Web separately) - Priority 5

●	Average Time spent by user on Page

●	Most used action from the page (action with count)

●	Number of times user visits Drive details

●	Number of times users visits the page (Tab with counts)

Messages:  (Mobile and Web separately)

●	Average Time spent by user on Page

●	Most used Tab from the page (Tab with count)

●	Number of times users visits the page (Tab with counts)

Profile: (Mobile and Web separately)

●	Average Time spent by user on Page

●	Average Time spent by user on Edit Profile

●	Number of times users visits the page

●	Number of times a user visits other users profiles

Mobile App: Load Bidding	Mobile App: Active Shipment Progress	Mobile App: In-App Messaging

LANEAXIS
SHIPPER
Dashboard
Network
Bidding
Shipments
Messages
Shipments
Disputes
+ Create Shipments
New Shipment
Use Template
Batch Upload
Awaiting (28)
Confirmed (9)
In - Transit (12)
Delivered (50)
Search
Shipment number
Carrier FedEx Freight
#SHF0551
On time
Name of Shipment
Coffee Shipment
12345 Suite Dr, Huntington Beach, CA 92649, USA
May 27, 2020 at 02:00 - 04:00 PST
3201 E Platte Ave, Colorado, CO 8090, USA
May 27, 2020 at 18:00 - 20:00 PST
Payment method
USD
Henry Mendoza
Carrier
Shipment number
Carrier FedEx Freight
#SHF0551
Delayed
Name of Shipment
Coffee Shipment
12345 Suite Dr, Huntington Beach, CA 92649, USA
May 27, 2020 at 02:00 - 04:00 PST
3201 E Platte Ave, Colorado, CO 8090, USA
May 27, 2020 at 18:00 - 20:00 PST
Payment method
USD
Henry Mendoza
Carrier
Shipment number
#SHF0551
On time
Name of Shipment
Coffee Shipment
12345 Suite Dr, Huntington Beach, CA 92649, USA
May 27, 2020 at 02:00 - 04:00 PST
3201 E Platte Ave, Colorado, CO 8090, USA
May 27, 2020 at 18:00 - 20:00 PST
Payment method
USD
Henry Mendoza
Carrier
Shipment number
Carrier FedEx Freight
#SHF0551
Potentially Delayed
Name of Shipment
Coffee Shipment
12345 Suite Dr, Huntington Beach, CA 92649, USA
May 27, 2020 at 02:00 - 04:00 PST
3201 E Platte Ave, Colorado, CO 8090, USA
May 27, 2020 at 18:00 - 20:00 PST
Payment method
USD
Henry Mendoza
Carrier
Shipment number
Carrier FedEx Freight
#SHF0551
On time
Name of Shipment
Coffee Shipment
12345 Suite Dr, Huntington Beach, CA 92649, USA
May 27, 2020 at 02:00 - 04:00 PST
3201 E Platte Ave, Colorado, CO 8090, USA
May 27, 2020 at 18:00 - 20:00 PST
Payment method
USD
Henry Mendoza
Carrier
Shipment number
Carrier FedEx Freight
#SHF0551
Delayed
Name of Shipment
Coffee Shipment
12345 Suite Dr, Huntington Beach, CA 92649, USA
May 27, 2020 at 02:00 - 04:00 PST
3201 E Platte Ave, Colorado, CO 8090, USA
May 27, 2020 at 18:00 - 20:00 PST
Payment method
USD
Henry Mendoza
Carrier
Shipment number
Carrier FedEx Freight
#SHF0551
Delayed
Name of Shipment
Coffee Shipment
12345 Suite Dr, Huntington Beach, CA 92649, USA
May 27, 2020 at 02:00 - 04:00 PST
3201 E Platte Ave, Colorado, CO 8090, USA
May 27, 2020 at 18:00 - 20:00 PST
Payment method
USD
Henry Mendoza
Carrier
Shipment number
Carrier FedEx Freight
#SHF0551
On time
Name of Shipment
Coffee Shipment
12345 Suite Dr, Huntington Beach, CA 92649, USA
May 27, 2020 at 02:00 - 04:00 PST
3201 E Platte Ave, Colorado, CO 8090, USA
May 27, 2020 at 18:00 - 20:00 PST
Payment method
USD
Henry Mendoza
Carrier
Shipment number
Carrier FedEx Freight
#SHF0551
Delayed
Name of Shipment
Coffee Shipment
12345 Suite Dr, Huntington Beach, CA 92649, USA
May 27, 2020 at 02:00 - 04:00 PST
3201 E Platte Ave, Colorado, CO 8090, USA
May 27, 2020 at 18:00 - 20:00 PST
Payment method
USD
Henry Mendoza
Carrier

Shipper Portal: Active Shipments Dashboard

Shipper
Shipment Created
Bidding complete
Carrier
Driver
Shipment Delivered
LaneAxis Blockchain Network

List of the data points captured on each shipment running on the LaneAxis Blockchain Network

Load Event	Documents
1. Shipment ready to bid 2. Shipment created 3. Shipment assigned 4. Shipment accepted 5. Shipment rejected 6. Shipment cancelled 7. Change driver 8. Shipment was confirmed and paid 9. Shipment is assign to Carrier 10. Driver navigate to pickup 11. Driver reached at pickup location (Auto) 12. Driver reached at pickup location (Manual) 13. Shipment loading 14. Shipment loaded 15. Driver verified pickup documents 16. Driver meet accident 17. Driver is resting 18. Vehicle is in under maintenance 19. Some other problem 20. Refueling is in progress 21. Shipment has been restarted 22. Driver navigate to dropoff 23. Driver reached at dropoff location (Auto) 24. Driver reached at dropoff location (Manual) 25. Shipment unloading 26. Shipment unloaded 27. Driver verified dropoff documents 28. Shipment delivered 29. Shipment undelivered 30. Shipment is in dispute 31. Shipment is completed 32. Shipment payment is released 33. Shipment dispute in progress 34. Shipment dispute has been resolved	1. Shipment Pickup Loading Complete Image 2. Shipment Pickup Verify Signature Image 3. Shipment Pickup Verify Document 4. Shipment Drop Loading Complete Image 5. Shipment Drop Verify Signature Image 6. Shipment Drop Verify Document

Data Points and Documents Captured and Stored on LaneAxis Blockchain

Trading Algorithm

The Automatic Trading System is an autonomous trading system informed by market data and cutting-edge AI with the ability to execute smart contracts and leverage decentralized finance. We’ve leveraged experts in the fields of finance, decentralized tech and artificial intelligence to build an integrated and autonomous trading system with wide-ranging benefits. Our solution brings the wisdom of risk-mitigation from experts in finance and the best of emerging technology from experts in AI to the nascent market of decentralized cryptocurrency trading. With comprehensive understanding of blockchains, smart contracts and neural networks and tried-and-tested wisdom surrounding finance and market data, our model has a larger action space than any other approach to autonomous cryptocurrency trading.

Customers, Sales and Marketing

LaneAxis’ core customer base consists of shippers, manufacturers, carriers and drivers, all of whom are utilizing the LaneAxis platform to make direct network connections, direct freight negotiations, and the tendering and monitoring of all freight movements. LaneAxis currently has approximately 10,000 carrier companies enrolled in its network, with approximately 300 shipping companies also enrolled. LaneAxis also offers additional products such as information services to ancillary organizations such as insurance companies and government regulators.

For marketing purposes, we rely on the Campbell Company, a dedicated unaffiliated marketing team based in Bloomfield Hills, Michigan. Additionally, we have added sales staff at our corporate headquarters in Southern California, as well as a government liaison based in the Sacramento area to promote our FTN platform.

Our growth strategy centers around several core directives:

●	Raising a minimum of $5 million per year in operational capital;

●	Increasing existing revenue exponentially per annum;

●	Recruiting top talent to refine and strengthen the platform;

●	Continually adding new system features;

●	Expanding our technology stack (e.g. blockchain technology); and

●	Continuing to establish corporate and professional partnerships that will expand our reach and influence.

The LaneAxis Direct Network aims to grow organically through word-of-mouth and industry “buzz” focusing on two industries: Freight Transportation and the Shipping community. We believe that being among the first to market with a brokerless direct network supported by a valuable patent will help fuel this growth.

Our core marketing initiatives include the following:

●	Immediate recruitment of AAOO’s 100,000 member base;

●	Outbound call center to get shippers on board;

●	Aggressive organic social media campaign;

●	Google ad campaign running on sites that are “trucking” focused;

●	Extensive satellite radio advertising - Red Eye Radio ad campaign with 14 30-second commercials per week, an initial on-air interview to kick off campaign;

●	Sponsorship of the “Owner Operator Report,” digital billboard on redeyeradioshow.com for three (3) months;

●	iHeartRadio ad campaign on a couple different blue collar trucker relevant shows with four (4) ads, each of thirty (30) seconds duration per week for three (3) months;

●	Online and print advertising through CCJ digital, Overdrive Online, and other transportation-focused outlets;

●	Online and print advertising through Supply Chain Insider, American Shipper, and other outlets focused on Shippers and Supply Chain issues;

●	Influencer marketing (with a focus on YouTube);

●	Billboard advertising along heavily traveled freight lanes; and

●	In-store advertising at major truck stops, among others.

LaneAxis has also engaged, and will continue to engage with, third party marketing and public relations companies to ensure maximum reach and exposure to our platform.

Competition

The transportation and logistics industry is highly competitive, with thousands of companies competing in the domestic and international markets. We compete with regional, inter-regional and national LTL carriers and, to a lesser extent, with truckload carriers, small package carriers, air freight carriers and railroads. We also compete with third-party logistics providers that determine both the mode of transportation and the carrier. Some of our competitors may have a broader global network and a wider range of services than we do. Competition in our industry is based primarily on service, price, available capacity and business relationships.

We compete on service, reliability, scope of operations, information technology capabilities and price. Some competitors have larger customer bases, significantly more resources and more experience than we do. The health of the transportation and logistics industry will continue to be a function of domestic and global economic growth. However, we believe we will benefit from the growth of e-commerce, as well as from a long-term outsourcing trend that should continue to enable certain sectors of transportation and logistics to grow at rates that outpace growth in the macro-environment.

The LaneAxis Carrier and Shipper Portal’s main competitors are FourKites, 10-4, Uber Freight and dexFreight. The competitors listed are load boards with mobile tracking but not a driver network system with queryable access to directly connect to drivers. All of the stated competitors rely on and work directly with freight brokers to obtain shipments for carriers. LaneAxis does not.

As such, we feel the LaneAxis Direct Network has no immediate direct competitor, as it is not a public facing application, but rather serves as a direct connection to and extension of the LaneAxis Network portal. The LaneAxis Network app provides real-time tracking, e-docs and direct connectivity to those enrolled in the platform.

When it comes to the complete system as a whole, LaneAxis differentiates from its competitors by not only improving the process of moving product today but introducing new KPIs, data, innovative technology and visibility into freight management and movement.

Regulation

As a third-party provider of transportation-focused SaaS, LaneAxis is not bound by the same regulations as users of our platform, namely shippers and carriers. We adhere to all relevant business/corporate requirements as set forth by local, regional, state and federal agencies.

LaneAxis requires all users of the platform to adhere to relevant government/industry regulations affecting their particular sector. Such regulations may impact us directly and indirectly by regulating third-party transportation providers we use to transport freight for our customers.

Seasonality

Our tonnage levels and revenue mix are subject to seasonal trends common in our industry, although other factors, such as macroeconomic changes, could cause variation in these trends.  Typically, our results of operations for the quarter ending in March are on average lower than the quarters ending in June, September, and December. This pattern has been the result of factors such as inclement weather, national holidays, customer demand, and economic conditions.  Our revenue and operating margins in the first and fourth quarters are typically lower than those during the second and third quarters due to reduced shipments during the winter months; however, the effects of the COVID-19 pandemic on the domestic economy has impacted, and may continue to impact, our normal seasonal trends. More specifically, we experienced a decrease in LTL shipments driven by the impact of a slowdown in the domestic economy associated with the COVID-19 pandemic, primarily during the second quarter of 2020. Harsh winter weather, hurricanes, tornadoes, floods and other natural disasters can also adversely impact our performance by reducing demand and increasing operating expenses. Although we believe seasonal trends will continue to impact our business, there is always a demand for the network visibility LaneAxis provides, regardless of seasonality factors that may affect certain segments of the economy such as lower production volumes during the winter months of Q1, or volume spikes during the holiday season, which all point to the need for constant network visibility.

Employees

As of December 31, 2021, we had approximately six full-time employees, one part-time employee and several consultants. We recognize our trained staff of employees as one of our most critical resources and acknowledge the recruitment, training and retention of qualified employees as essential to our ongoing success.

Risks Related to Our Business

Our business and our ability to execute our business strategy are subject to a number of risks, which are more fully described in the section titled “Risk Factors” beginning on page 6.

Going Concern

Our financial statements have been prepared assuming we will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Since inception, we have funded operations exclusively with proceeds from bridge and equity financings. Our future viability is largely dependent upon our ability to raise additional capital to finance our operations. Our management expects that future sources of funding may include sales of equity, obtaining loans, or other strategic transactions. Although our management continues to pursue these plans, there is no assurance that we will be successful with this Offering or in obtaining sufficient financing on terms acceptable to us to continue to finance our operations, if at all. These circumstances raise substantial doubt on our ability to continue as a going concern, and our financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Corporate Information

Our executive offices are located at 520 Newport Center Drive, Suite 670, Newport Beach, CA 92669 and our telephone number is (714) 606-5655. Our website address is https://laneaxis.com and our email address is customerservice@laneaxis.com.

Legal Proceedings

On March 16, 2021, Charles T. Sellers, a stockholder and former financial consultant of our Company, filed a complaint in the Superior Court of California in and for the County of San Diego against our Company and Rick Burnett, our Founder, CEO, director and significant stockholder. The complaint alleges multiple causes of action against us and Mr. Burnett, including breach of promissory note, promissory fraud, specific performance, breach of contract, specific performance, and access to corporate books and records. Plaintiff claims that he is entitled to monetary compensation, 7.7 million shares of our common stock and options to purchase an additional 7.7 million of LaneAxis’ common stock pursuant to a promissory note and other agreements allegedly entered into between plaintiff and our Company. Plaintiff additionally seeks punitive damages, pre-judgment and post-judgment interest, attorney’s fees, specific performance, access to corporate books and records, and such other and further relief as the court may deem just and proper. We have denied plaintiff’s claims, believes that that plaintiff is extorting us and we are vigorously defending the lawsuit. We have also filed a cross-complaint against plaintiff alleging various causes of action against him, including usury, breach of fiduciary duty, fraud, negligent misrepresentation, concealment, and professional negligence. The parties are currently engaged in pre-trial proceedings, including continuing discovery efforts with the trial currently scheduled to commence on November 23, 2022. As of December 31, 2021, while we have assessed the likelihood of a loss, if any, is not probable, the outcome of this lawsuit is inherently uncertain and the potential range of loss could have a material adverse effect on our business, financial condition and results of operations.

DESCRIPTION OF PROPERTY

We have a management office in Newport Beach, California that currently conducts business in the state of California in the United States.

Newport Beach Office – LaneAxis, Inc. operates a management office at 520 Newport Center Drive, Suite 670, Newport Beach, CA, 92660 at a monthly lease rate of $11,000. The 18-month lease agreement expires in May of 2023.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS

This Offering Circular contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements relate to expectations or forecasts for future events, including without limitation our earnings, revenues, expenses or other future financial or business performance or strategies, or the impact of legal or regulatory matters on our business, results of operations or financial condition. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or similar expressions. These forward-looking statements are based on information available to us as of the date of this Offering Circular and on our current expectations, forecasts and assumptions, and involve substantial risks and uncertainties. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to a variety of factors, including: our reliance on one key customer for a substantial percentage of its revenue; our ability to continue as a going concern; if and when required, our ability to obtain additional capital, including to fund our current debt obligations and to fund potential acquisitions and capital expenditures; the effects of the global Covid-19 pandemic; our ability to attract, maintain and increase the number of its users and paid subscribers; our ability to identify, acquire, secure and develop content; our ability to integrate our acquired businesses, the ability of the combined business to grow, including through acquisitions which we are able to successfully integrate, and the ability of our executive officers to manage growth profitably; our ability to maintain compliance with certain financial and other covenants; successfully implementing our growth strategy, including relating to our technology platforms and applications; our management’s relationships with industry stakeholders; changes in economic conditions; competition; and other risks and uncertainties set forth in “Risk Factors” starting on page 6, “Cautionary Statement Regarding Forward-Looking Statements” starting on page v, and elsewhere in this Offering Circular. We do not undertake any obligation to update forward-looking statements as a result of as a result of new information, future events or developments or otherwise.

The following discussion and analysis of our business and results of operations for the fiscal year ended December 31, 2021, and our financial conditions at that date, should be read in conjunction with our financial statements and the notes thereto included elsewhere in this Offering Circular. As used herein, “LaneAxis,” the “Company,” “we,” “our” or “us” and similar terms refer collectively to LaneAxis, Inc. unless the context indicates otherwise.

Overview of the Company

LaneAxis is a patented Web 3.0 software technology company that has built a proprietary blockchain, customizable smart contract, and global peer-to-peer network serving multiple business verticals, with an immediate focus on the nearly $1 trillion U.S. transportation sector. LaneAxis has built the industry’s first broker-free shipper-to-carrier direct freight network. The Company is unrivaled in this endeavor, as all other supply-chain focused tech companies (based on our research) cater largely to freight brokers, rely on existing and in many cases dated technologies, and have shown neither the desire nor capability to create a true direct network.

LaneAxis’ patented direct model utilizes the revolutionary power of blockchain - and specifically smart contracts - to automate and secure freight movements. All business and shipment rules are written into the smart contracts, including agreement terms, record keeping and payment release to Carriers. Once a shipment is created, the LaneAxis Smart Contract essentially takes over the monitoring and management of the active load - from pickup to final settlement.

While other transportation-focused companies such as Convoy and Fourkites are using existing and ubiquitous technologies as “bolt-ons” to generate revenue, LaneAxis has built its system and software architecture “from scratch.” As such, the true value of LaneAxis lies in its Intellectual Property (IP) value, most notably its granted software patents and multiple patents pending:

Shipper and Carrier Interaction Optimization Platform (US Patent Number 9,928,475), Patent Granted: March 27, 2018

Abstract: The platform can automate matching shippers and carriers for each shipment, provide information regarding shipment status, and help maximize the amount of time their vehicles carry cargo. The involvement of brokers, as well as the use of older means of communication and tracking can lead to increased costs or loss of potential income. The increased costs can include increased overhead payments to third parties, and loss of potential income can stem from increased time to find a carrier for each shipment, carriers moving equipment that is not fully utilized, and unexpected delays or exceptions that are not adequately communicated to the shipper. The platform can provide interfaces for tracking any shipment, for generating proof of delivery, for creating lists of preferred shippers or carriers, for generating cost estimates, for locating shipments with origins that coincide with the termination of one shipment, or any combination thereof.

Federal Transportation Network Platform (Provisional Patent application submitted October 14, 2021), Application number: 63255460

Abstract: The present invention provides a network platform enabled to view and communicate with each of the licensed DOT trucking companies. The platform comprises receiving one or more parameters associated with each of the vehicles from an electronic device associated with each of the vehicles through a common communication channel, storing the one or more parameters associated with each of the vehicles in a database, displaying the one or more parameters associated with each of the vehicles and transmitting a message to each of the vehicles through the common communication channel. Standard API integration into the 400+ ELD providers serves as the technical foundation for establishing a single Federal Transportation Network.

Smart Contract Based Insurance Certificate (Provisional Patent application submitted March 21, 2022), Application #: 63321773

Abstract: The method comprising receiving a certificate of insurance associated with a user via a digital platform, creating the non-fungible token by minting the received certificate of insurance to a smart contract, wherein the smart contract resides on a blockchain and storing the non-fungible token in a digital wallet of the digital platform.

The LaneAxis Direct Network potentially is focused on eliminating $200 billion in “managed fees,” 28 billion empty truck miles per year and streamlining an industry that lacks transparency, trust and efficiency. We are a technology platform that uses an innovative network, leading technology and product expertise to power movement from point A to point B. We develop and operate proprietary technology applications supporting a variety of offerings on our platform (the “Platform(s)”). We connect consumers (“Shipper(s)”) with independent providers of freight services (“Mobility Driver(s)” or “Drivers”) for shipping services. We use this same network, technology, and product expertise to connect shippers with carriers in the freight industry. Our technology is available principally in the U.S.

For the fiscal years ended December 31, 2021 and 2020, we reported revenue of $1.97 million and $118,852 respectively.

Basis of Presentation

Our consolidated financial statements included elsewhere in this Offering Circular have been prepared on the same basis as our audited consolidated financial statements for the fiscal year ended December 31, 2020, and include all adjustments, which include only normal recurring adjustments, necessary for the fair presentation of our consolidated financial statements for the year ended December 31, 2021.

Opportunities, Challenges and Risks

For our fiscal year ended December 31, 2020, we derived 100% of our revenue from end user licensing of our LaneAxis App, which is our primary source of revenue. During fiscal year ended December 31, 2021, we (i) increased revenues by 1,661%. As a result of these actions, our revenue for the fiscal year ended December 31, 2021 was comprised of 100% from Network Revenue. Uncertainties and risks to our outlook include the following: a slowdown in consumer spending, a shift by consumers to spending on services at the expense of goods, a significant increase in transportation supply in the marketplace, and aggressive pricing actions by our competitors, all of which could have a materially negative impact on our revenue, profitability and cash flow in 2022.

Effects of COVID-19

In 2021, we experienced favorable market conditions for our services. Demand for our services indicate strength, as North American consumer spending, particularly on the types of goods that our customers offer, remained robust. The response to the COVID-19 pandemic caused many changes in consumer behavior, including a propensity for consumers to shift spending from services toward goods, and also to increase spending on household goods.

Available transportation capacity in North America continues to be constrained by high levels of demand, shortages of available drivers, and challenges with the production of new tractors and other equipment. These factors resulted in strong demand for transportation capacity in 2021, as well as rising prices for transportation services and those of our competitors.

Plan of Operations

We were incorporated on June 4, 2015 and since such time our operations have mostly consisted of capital, raising and related activity and developing and building out the LaneAxis Network, as well as generating revenues in our 2021 and 2020 fiscal years. We generated $1,974,762 and $118,852 in revenues in our fiscal years ended December 31, 2021 and 2020, respectively. We incurred a loss of $920,858 and $1,225,715 in our fiscal years ended December 31, 2021 and 2020, respectively.

Following the qualification of this Offering, our plan is to utilize the net proceeds of this Offering to continue to structure the LaneAxis Network components we have and to acquire and/or create the various other necessary components of the LaneAxis Network, to continue the development, build-out and, thereafter, the commercialization of the LaneAxis Network and to further increase our sales force. We currently believe that assuming we sell the Maximum Offering, the net proceeds thereof together with the remaining proceeds received from the sale of our Shares in our Regulation CF offerings, will be sufficient to fund our developmental operations for at least an estimated 12 months.

Results of Operations for the Years Ended December 31, 2021 and December 31, 2020

Revenue − During the year ended December 31, 2021, we generated $1,974,762 in revenue. During the year ended December 31, 2020, we generated $188,852 in revenue. The increase in revenue is primarily due to the increased demand for the Network.

Operating expenses − Total operating expenses for the year ended December 31, 2021 were $2,781,320. The operating expenses for the year ended December 31, 2021 consisted of general and administrative expenses of $1,033,907, research and development expenses of $1,372,162 and sales and marketing expenses of $375,251. Total operating expenses for the year ended December 31, 2020 were $1,159,941. The operating expenses for the year ended December 31, 2020 consisted of general and administrative expenses of $505,075, research and development expenses of $373,882 and sales and marketing expenses of $280,984. The increase in operating expenses of $1,621,379 from 2020 to 2021 fiscal years was primarily due to the increased demand for the Network.

Net Loss − The net loss for the year ended December 31, 2021 was $920,858. The net loss for the year ended December 31, 2020 was $1,225,715. Net loss for the 2021 fiscal year versus the prior year decreased primarily as a result of substantially higher revenues in 2021, partially offset by the increase in operating expenses.

Liquidity and Capital Resources

As of December 31, 2021, we had cash of $2,590,189 and an accumulated deficit of $4,366,399. As of December 31, 2020, we had assets, consisting of cash of $62,849 and an accumulated deficit of $3,445,541. Our cash balances as of December 31, 2021 and December 31, 2020 were derived primarily from completion of our various financing activities and substantially higher revenues in 2021 fiscal year.

During the year ended December 31, 2021, we used $755,834 of cash in operations, whereas during the year ended December 31, 2020, we used $1,164,409 of cash in operations. The decrease in use of $408,575 of cash in operations was primarily due to increased efficiency in processes.

During the years ended December 31, 2021 and 2020, we used $0 of cash in investing activities.

During the year ended December 31, 2021, we generated $3,283,174 of cash in financing activities, whereas during the year ended December 31, 2020, we generated $1,194,073 of cash in financing activities.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt we can continue as an on-going business for the next twelve months unless we obtain additional capital. We must raise cash to implement our plan and stay in business.

Our cash flows from operating activities are significantly affected by our cash-based investments in our operations, including our working capital and corporate infrastructure to support our ability to generate revenue and conduct operations through development of our platform, cost of services, product development, sales and marketing and general and administrative activities. Cash used in investing activities has historically been, and is expected to be, impacted significantly by our investments in our platform, our infrastructure and technology for our business offerings. Over the next twelve to eighteen months, our net use of our working capital could be substantially higher or lower depending on the number of transactions that our platform generates and the amount of users that use our platform.

In the future, we may utilize commercial financings, bonds, debentures, lines of credit and term loans with a syndicate of commercial banks or other bank syndicates and/or issue equity securities (publicly or privately) for general corporate purposes, including acquisitions and investing in our intangible assets, platform and technologies. We may also use our current cash and cash equivalents to pay down our debt, in part or in full, subject to any repayment limitation set forth in the applicable debt agreements. Management plans to fund our operations over the next twelve months through the combination of improved operating results, spending rationalization, and the ability to access sources of capital such as through the issuance of equity and/or debt securities. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to us.

Significant Accounting Policies

See Note 2 in our audited financial statements for details under the caption Summary of Significant Accounting Policies for a discussion of such policies.

TERMS OF THE OFFERING

Securities Offered

We are offering a maximum of 10,000,000 shares of our common stock on a best efforts basis, at an estimated price of $2.00 to $2.20 per Share, with a minimum purchase requirement of ($2,500) The Maximum Offering is $20,000,000 by us. We will have the unrestricted right to reject tendered subscriptions for any reason and to accept less than the minimum investment from a limited number of subscribers. In the event the shares available for sale are oversubscribed, they will be sold to those investors subscribing first, provided they satisfy the applicable investor suitability standards. See “Investor Suitability Standards.”

The purchase price for the shares will be payable in full upon subscription. Subscription funds which are accepted by us, will be deposited into our operating account in a series of closings for immediate use by us. We have no obligation to refund subscriptions for shares in this Offering. We have no required minimum offering amount for this Offering and therefore an initial closing may occur after the first accepted subscription agreement regardless of the amount of the investment, upon agreement by us for the initial closing and each subsequent closing.

Subscription Period

This Offering will expire on the first to occur of (i) the date on which the Maximum Offering is sold, or (ii) when our board of directors elects to terminate the Offering in its sole discretion regardless of the amount of capital raised (the “Sales Termination Date”). The Sales Termination Date may occur earlier if subscriptions for the Maximum Number of Shares have been received and accepted by us before such date. Subscriptions for shares must be received and accepted by us on or before such date to qualify the subscriber for participation in this Offering.

Subscription Procedures

After the qualification of the Offering Statement of which this Offering Circular is a part, this Offering will be conducted through the online subscription processing platform of the Technology Agent through our website at www.laneaxis.com, whereby investors will receive, review, execute, and deliver subscription agreements electronically as well as make payment of the purchase price through a third party processor by ACH debit transfer or wire transfer or credit card to an account we designate.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to us, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the Shares subscribed. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

This Offering Circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on our Company’s page on the SEC’s website: www.sec.gov.

An investor will become a shareholder of our Company and the Shares will be issued, as of the date of settlement. Settlement will not occur until an investor’s funds have cleared and we accept the investor as a shareholder.

By executing the subscription agreement and paying the total purchase price for the Shares subscribed, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets certain minimum financial standards. (See “Investor Suitability Standards” below).

An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

Investor Suitability Standards

Shares will be sold only to a person if the aggregate purchase price paid by such person is no more than 10% of the greater of such person’s annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act. In the case of sales to fiduciary accounts (Keogh Plans, IRAs and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of shares. Investor suitability standards in certain states may be higher than those described in this Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

As of the date of this filing, our directors, executive officers and significant employees were as follows:

Name	Position	Age	Term of Office
Executive Officers:
Rick Burnett	Founder, Chief Executive Officer, Acting Chief Financial Officer and Director	56	June 4, 2015 – Present
Mason Burnett	Chief Operating Officer and Director	28	January 1, 2018 - Present

Significant Employees:
Andrew Rivera	Chief Marketing Officer	49	July 1, 2015 – Present
Harsh Yadav	Technology Lead	31	April 8, 2018 – Present
Elvis Rodrigues	Product-Project Manager	31	November 5, 2020 – Present
Ellie Burnett	Chief Design Officer	25	April 1, 2020 – Present
Justin Nguyen	Shipper Sales Lead	38	Nov 1, 2021-Present

There is no arrangement or understanding between the persons described above and any other person pursuant to which the person was selected to his or her office or position.

Business Experience

Rick Burnett – Founder, Chief Executive Officer, Acting Chief Financial Officer and Director – Rick’s extensive knowledge of mobile technology, blockchain technology, and deep experience in trucking and logistics makes him a natural fit to lead the LaneAxis team. Rick spent 15 years researching and developing a mobile-based platform that provides real-time tracking and data analytics over freight movements. Rick’s software and transportation expertise culminated with the design of a shipper-to-carrier direct optimization platform that was granted a full U.S. Patent in March, 2018 (U.S. Patent No. 9,928,475). Rick incorporated LaneAxis in 2015, but began research and development into a shipper-to-carrier direct model in the 2000s. Prior to launching LaneAxis, Rick was Director of Agilis Systems, now known as “Linxus.” Agilis was an early leader in developing GPS-based vehicle and asset tracking for the supply chain. Rick’s duties included: SaaS configuration for scalability and highly configurable flexibility, comprehensive security architecture for user authentication, granular data access control, and object ownership. Prior to his time with Agilis, Rick was a partner in two trucking companies: Redline and United States Freight Exchange. Rick graduated with a degree in Business Management from Eastern Illinois University.

Mason Burnett – Chief Operating Officer and Director – Mason oversees all internal operations at LaneAxis. With a background in business systems/administration and a deep knowledge of the freight transportation industry, Mason has over 3 years of experience at LaneAxis, and over a decade of first-hand exposure to the freight transportation industry. Prior to officially joining LaneAxis, Mason attended the University of San Diego where he studied business management, marketing and finance. In his time with LaneAxis, Mason vetted hundreds of companies and potential partners, and has helped forge important alliances for the company.

Andrew Rivera – Chief Marketing Officer – Andrew is an award-winning former TV news journalist with nearly a decade of corporate experience in Public Relations and Marketing. He has worked at LaneAxis since 2015, initially as Communications Director prior to being promoted to his current position as CMO. Andrew has also served as Communications Director for Budbo, a SaaS platform focused on data analytics for the cannabis sector. Andrew entered the Public Relations/Marketing sector in 2012, first working for Morgan Drexen, a provider of back office services to independent attorneys. During his time there, he spearheaded a national PR campaign related to a major lawsuit involving the company. He later worked as the head of Marketing for a leading corporate audiovisual company based in Orange County. Prior to that, he spent 10+ years with Disney ABC Television as a News Writer and Producer. In total, Andrew spent approximately 18 years working in television news in various capacities, including on-air reporting and anchoring. This included stints at NBC Tucson and ABC San Diego. Technically and editorially savvy, he thrives on every opportunity to create imaginative writing and visuals that slice through the clutter. Andrew graduated with honors from the University of Colorado at Boulder with a degree in Broadcast Journalism and Communications.

Harsh Yadav – Chief Technical Officer – Fluent in all coding languages, Harsh has fully immersed himself in the freight logistics and supply chain industries. Focus areas include virtualization, networking, UI, UX, Enterprise Software, Large Scale Systems, Web and Mobile App Development, and the creation of highly scalable cloud platforms. Harsh has been employed full time at LaneAxis since December, 2018, first as Head of Engineering, and later as CTO, a title which he currently holds. Prior to his time with LaneAxis, Harsh spent four years as Lead Engineer for Webdunia, an Information Technology and Services company. Harsh has also served as a Senior Engineer for NewTechFusion and DevoOps Infotech. Harsh graduated from the Institutions of Engineering Management and Technology with a degree in Electronics and Communications Engineering. During his time there he won the “Inter-College Technical Competition” and was named College Scientist of the Year.

Elvis Rodrigues – Senior Project Manager – A passionate technology designer and disruptor, Elvis has 12+ years of management experience in ITeS and IT Product sectors with core competencies in handling diverse range of Product Development, Software Solutions, Service Delivery, and Operations. Skilled in Service-Level Agreements, Customer Relationship Management (CRM), Databases, IT Service Management, Product Management, Software Development, Six Sigma and Project Management Body of Knowledge (PMBOK). He uses his expertise in Product development, Design, Roadmap and Blockchain to manage the Product lifecycle at LaneAxis. Prior to his appointment, He spent 3 years as the Head Engineering for a software company called Hedgehog Lab, where he was vital in building 30+ Products in his tenure. Prior to that he worked with Unisys Corporation for 7 years as a Service Delivery Manager, where he was managing IT services such as Network Infrastructure, Service Desk, Cross Functional Operations, Client Relationship and Contractual agreements for Fortune 50 companies. Elvis holds a Degree in Artificial Intelligence from the University of Austin and a Bachelors in Computer Science.

Ellie Burnett – Chief Design Officer – Ellie manages the Creative Department for LaneAxis, from marketing initiatives to company branding. She has worked full time for LaneAxis since April 2020. She manages all designers, creates content, and runs all social platforms. Ellie creates strategies to engage users while creating designs to capture their attention. Ellie is also the lead planner for special events, conferences, and a multitude of company initiatives, including oversight of external vendors. Ellie boasts a degree in Business Management and Marketing from the Fashion Institute of Design and Merchandising (FIDM). Prior to joining LaneAxis, Ellie worked with numerous high-profile brand names, including fashion designer and brand Karl Kani, where she helped operate day-to-day store operations. This included processing orders and working alongside Karl on future designs. Ellie has coordinated and managed trade show appearances such as MAGIC in Las Vegas. Ellie’s expertise extends to styling, coordinating photoshoots, music videos, and editorials. She has also been a wholesale representative and worked with buyers across multiple brands and retail segments. Ellie interned at the design department at Halston Heritage and has retail marketing experience with such prestigious companies such as COACH, Kate Spade & Company and Ted Baker.

Justin Nguyen – Shipper Sales Lead - Justin is a senior member of the LaneAxis Shipper Outreach Team, having joined the company in November 2021. Justin boasts experience in import-export shipping and will be a valuable asset as we expand our services to multi-modal forms of transportation including drayage, which is one of the major issues impacting the backlog at major shipping docks. Justin’s sales expertise dates back to the early 2000s, when he was awarded “Top Seller” status by AT&T in the telecom giant’s long-distance sales department. In the ensuing years, Justin has held senior sales positions for ACN Telecom and two prominent Los Angeles-based law firms. Most recently Justin assumed a Sales Executive role for TP Logix, an international import-export company.

Other Team Members/Technical Advisors

Alex Dolgov – Blockchain Development Lead Engineer – Alex is head of consulting for PixelPlex, which is LaneAxis’ blockchain development partner. Alex is spearheading the design, engineering an implementation of the LaneAxis’ blockchain into our core SaaS system. Alex has founded multiple businesses and served as CTO for two high-tech firms. He has a wide range of experience in information technology, startups, tokenization, fundraising and financial reporting and analysis.

Spencer Tapia – Financial Strategy Lead – With a degree in mathematical sciences from Oxford University, Spencer is expertly versed in Abstract Algebra, Linear Algebra, Numerical Analysis, Enlightenment Philosophy, and financial markets across multiple sectors. His experience includes high-level positions at multinational software and finance companies, including Goldman Sachs. Spencer received his medical degree from the University of Warwick

Adam Shovav – Artificial Intelligence/Algorithmic Engineer – Adam started a specialized problem-solving consultancy called Dreamer’s Inc. in 2011, while studying quantum mechanics and computational chemistry. He has worked on complex problems in the fields of AI, aerospace and defense security, blockchain, decentralized high performance computing, and more. Clients include Johns Hopkins Applied Physics Lab, MIT, and Boeing.

Mark Williams  – Sales Advisor – President and CEO of the Campbell Company and Managing Director of Automotive Technology Solutions. Over 25 years of leadership and organizational building to support business development, brand development and technology implementation in the automotive and transportation industries.

Clint Johnson – Logistics & Supply Chain Advisor – Former Walmart logistics and supply chain executive, Clint is an accomplished, results-driven executive with a proven track record of achievement in strategic planning, merchandising, supply chain, analytics, team leadership, inventory control, auditing, plan-o-grams, trade management, and key performance indicators. Clint continually identifies opportunities to increase efficiencies and realize extensive cost-savings.

David Patton – Sales Advisor – For over 26 years, David and his agency have specialized in brand Marketing, sales, long-term contract negotiations, and international new product introduction into North America. Customers have included: General Motors, TRW, Ford Motor, Magna International, ZFLS, Tesla Motors, the EPA, and various freight carriers.

Alex Williams – Sales Advisor – Alex is a veteran of the transportation and logistics industry, having worked for and with freight brokerages and directly with large shippers looking to move loads. He has deep experience with the “Big 3” American automakers. Alex also worked for a forward-thinking global insurance brokerage. Alex specializes in risk management, helping clients minimize risk through data-backed insight and innovative solutions.

Luigi Li Calzi – Quantitative Researcher and Portfolio Manager – Proven track record with original idea generation, conceptual design, simulation and execution of successful investment strategies. Experience bridging gaps between theoretical and pragmatic investment strategies. Advanced knowledge and direct experience with portfolio management, algorithmic trading, derivatives strategies and risk management. Interests include asset pricing, financial mathematics, machine learning, signal theory. Masters of Science in Physics – University College London. Masters in Quantitative Finance and Applied Mathematics.

Corporate Cease Trade Orders or Bankruptcies

None of our current directors (or any of their personal holding companies):

(a)	is, as at the date of this Offering Circular, or has been, within 10 years before the date of this Offering Circular, a director, chief executive officer or chief financial officer of any company, including our Company, that: (i) was subject to a cease trade order or similar order or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than 30 consecutive days while that person was acting in the capacity as director, chief executive officer or chief financial officer; or (ii) was the subject of a cease trade or similar order or an order that denied the issuer access to any exemption under securities legislation in each case for a period of 30 consecutive days, that was issued after the person ceased to be a director, chief executive officer or chief financial officer in the company and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer; or

(b)	is as at the date of this Offering Circular or has been within the 10 years before the date of this Offering Circular, a director or executive officer of any company, including the Company, that while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or

(c)	has, within the 10 years before the date of this Offering Circular, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangements or compromise with creditors, or had a receiver, receiver manager as trustee appointed to hold the assets of the proposed director.

None of the current directors (or any of their personal holding companies) has been subject to: (a) any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or (b) any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable securityholder in deciding whether to vote for a proposed director.

Penalties or Sanctions

Other than as provided herein, no director or executive officer of our Company or shareholder holding sufficient securities of our Company to affect materially the control of our Company has been:

●	been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or

●	been subject to any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor making an investment decision.

Terms of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our stockholders or until removed from office in accordance with our Bylaws and the provisions of the Delaware General Corporation Law. Our directors hold office after the expiration of his or her term until his or her successor is elected and qualified, or until his or her resignation, death or removal in accordance with our Bylaws or the Delaware General Corporation Law.

Our officers are appointed by our Board and hold office until removed by our Board at any time for any reason.

Family Relationships

Mason Burnett and Ellie Burnett are the children of Rick Burnett.

Director Independence

Our Board of directors currently consists of two directors, one of whom serves as our Founder, Chief Executive Officer, Acting CFO and director, and the other is our Chief Operating Officer and director. Our Board has reviewed the independence of our directors and has determined that none of our directors qualify as an independent director pursuant to Rule 5605(a)(2) of Nasdaq and applicable SEC rules and regulations. In making this determination, our Board considered the relationships that each of these directors has with us and all other facts and circumstances our Board deemed relevant in determining their independence.

Conflicts of Interest

Our directors are required by law to act honestly and in good faith with a view to the best interests of our Company and to disclose any interests, which they may have in any project or opportunity of our Company. If a conflict of interest arises at a meeting of the Board, any director in a conflict will disclose his interest and abstain from voting on such matter.

To the best of our knowledge, and other than as disclosed herein, there are no known existing or potential conflicts of interest among our Company, our promoters, directors and officers or other members of our management or of any proposed promoter, director, officer or other member of management as a result of their outside business interests except that certain of the directors and officers serve as directors and officers of other companies, and therefore it is possible that a conflict may arise between their duties to us and their duties as a director or officer of such other companies.

Compensation Of Directors And Executive Officers

Director and Named Executive Officer Compensation

The following table represents information regarding the total compensation for our directors and the executive officers as of December 31, 2021:

	Cash Compensation	Other Compensation	Total Compensation
Name and Capacity in which Compensation was Received	($)	($)	($)
Rick Burnett CEO, Acting CFO and Director	100,000.00	0	100,000.00
R. Mason Burnett COO and Director	72,000.00	0	72,000.00

Employment, Consulting, and Management Agreements

Except as disclosed herein, there were no agreements or arrangements under which compensation was provided during the most recently completed financial year or is payable in respect of services provided to us or any of our subsidiaries that were: (a) performed by a director or named executive officer of our Company, or (b) performed by any other party but are services typically provided by a director or a named executive officer.

Compensation of Directors

We currently do not pay our directors any compensation for their separate services as board members.

Equity Compensation Plan Information

On January February 22, 2022, our Board adopted and our shareholders approved the 2022 Plan. The 2022 Plan provides for the grant of incentive stock options, qualified stock options, restricted stock awards, restricted stock units, stock appreciation rights, and performance shares or units and cash awards. Awards may be granted under the 2022 Plan to our employees, officers, directors and consultants.

As our 2022 Plan did not exist as of December 31, 2021, we did not have any awards granted under the 2022 Plan as of December 31, 2021.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

Common Stock

The following table shows the beneficial ownership of shares of our common stock as of the date of this Offering Circular held by (i) each person known to us to be the beneficial owner of more than 10% of any class of our shares; (ii) each named executive officer, (iii) each member of the Board of Directors, and (iv) all directors and executive officers as a group. As of the date of this Offering Circular, there were 34,574,607 shares of our common stock issued and outstanding.

Beneficial ownership is determined in accordance with the rules of the SEC, and generally includes voting power and/or investment power with respect to the securities held. Shares of our common stock subject to options and warrants currently exercisable or which may become exercisable within 60 days of the date of this Offering Circular, are deemed outstanding and beneficially owned by the person holding such options or warrants for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table, the persons or entities named have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

The percentages below are based on fully diluted shares of our common stock as of the date of this Offering Circular. Unless otherwise indicated, the business address of each person listed is c/o LaneAxis, Inc., 520 Newport Center Drive, Suite 670, Newport Beach, CA 92669.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Directors and Officers:
All executive officers and directors as a group	11,053,269 (direct)	32.0%
Rick L. Burnett	10,053,269 (direct)	29.1%
R. Mason Burnett	1,000,000 (direct)	2.9%

Greater than 10% Securityholders:
Rick L. Burnett	10,053,269 (direct)	29.1%

(1)	This Offering Statement does not contemplate that any of our current listed stockholders will acquire any additional Shares as part of this Offering.

Preferred Stock

During the fiscal year 2020, we issued one share of our Series A Preferred Stock to Rick Burnett. Each share of Series A Preferred Stock shall be entitled to such number of votes that equal the total number of shares of our common stock outstanding and entitled to vote on any voting event as of the record date for the determination of stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited. Series A Preferred Stock otherwise have no economic rights and are not convertible into shares of our common stock. As of the date of this Offering Circular, there was one share of our Series A Preferred Stock issued and outstanding.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Transactions with Related Persons

Except as described below and except for employment arrangements which are described under “executive compensation,” since the last complete fiscal year, there has not been, nor is there currently proposed, any transaction in which we are or were a participant, the amount involved exceeds the lesser of $120,000 or 1% of the total assets at year-end for the last completed fiscal year, and any of our directors, executive officers, holders of more than 5% of shares of our common stock or any immediate family member of any of the foregoing had or will have a direct or indirect material interest.

We have plans to enter into indemnification agreements with each of our directors and executive officers. In general, these indemnification agreements require us to indemnify a director of our Company to the fullest extent permitted by law against liabilities that may arise by reason of his or her service for us.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional directors, so that such transactions will be subject to the review, approval or ratification of our board of directors, or an appropriate committee thereof. On a moving forward basis, our directors will continue to approve any related party transaction.

In June 2020, we issued approximately 7.7 million shares of our common stock to certain consultants, service providers and related parties in consideration of various services provided by certain consultants, service providers and related parties to us. As part of such issuance, we issued (i) approximately 4.5 million shares to Rick Burnett, our Founder, Chief Executive Officer, Acting Chief Financial Officer, director and significant stockholder, in consideration of him assigning all of his rights to any and all patents, trademarks and intellectual rights related to our business to us, true up for the conversion of funds previously loaned by him to us and other consideration provided to us for a total value of $2,086,000 based on the same conversion formula as was subsequently provided to our other noteholders, at a price of $0.41 per share, and for providing services to us as our Chief Executive Officer, and (ii) 1 million shares to Mason Burnett, our Chief Operating Officer and director, for his services and contributions to us related to the creation of our blockchain tokenized network, which we believe considerably increased the value of our intellectual property, and for providing services to us.

During the fiscal year 2020, we issued one share of our Series A Preferred Stock to Rick Burnett.

Indebtedness of Directors and Executive Officers

At any time during our last completed financial year, no director, executive officer, employee, proposed management nominee for election as a director of our Company nor any associate of any such director, executive officer, or proposed management nominee of our Company or any former director, executive officer or employee of our Company or any of our subsidiaries is or has been indebted to us or any of our subsidiaries or is or has been indebted to another entity where such indebtedness is or has been the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by us or any of our subsidiaries, other than routine indebtedness.

Interest of Informed Persons In Material Transactions

Other than as set forth herein and other than transactions carried out in the ordinary course of business of the Company or any of its subsidiaries, none of the directors or executive officers of the Company, a director or executive officer of a person or company that is itself an informed person or subsidiary of the Company, nor any shareholder beneficially owning, directly or indirectly, shares of the Company’s common stock, or exercising control or direction over shares of the Company’s common stock, or a combination of both, carrying more than 10% of the voting rights attached to the outstanding shares of the Company nor an associate or affiliate of any of the foregoing persons has since the commencement of the Company’s most recently completed financial year any material interest, direct or indirect, in any transactions which materially affected or would materially affect the Company or any of its subsidiaries.

DESCRIPTION OF SECURITIES

The following is a summary of the rights of our capital shares as provided in our Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and our Bylaws. For more detailed information, please see our Certificate of Incorporation and our Bylaws which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

General

Our authorized capital stock consists of 75,000,000 shares of our common stock, par value $0.0001 per share (the “common stock”), of which approximately 34,574,607 shares were issued and outstanding as of March 31, 2022. Our authorized capital stock also includes 2,000,000 shares of our preferred stock, par value $0.0001 (the “preferred stock”), one of which was issued and outstanding as of March 31, 2022 and designated as Series A Preferred Stock. Under Delaware law and generally under state corporation laws, the holders of our common and preferred stock will have limited liability pursuant to which their liability is limited to the amount of their investment in us.

Common Stock

We are authorized to issue 75,000,000 shares of our common stock. Holders of our common stock are entitled to one vote per share held of record on all matters submitted to a vote of stockholders. The holders of our common stock do not have cumulative voting rights in the election of directors. Accordingly, the holders of a majority of the outstanding shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election. Subject to preferential rights with respect to any series of preferred stock that may be issued, holders of our common stock are entitled to receive ratably such dividends as may be declared by the board of directors on our common stock out of funds legally available therefore and, in the event of a liquidation, dissolution or winding-up of our affairs, are entitled to share equally and ratably in all of our remaining assets and funds.

Preferred Stock

We are authorized to issue 2,000,000 shares of preferred stock, having such rights, preferences and privileges, and issued in such series, as are determined by our Board of Directors. We currently have one share of preferred stock outstanding, which has been designated as Series A Preferred Stock.

General

Our preferred stock may be issued from time to time in one or more series. Our board of directors is authorized, subject to any limitations prescribed  by law, to  provide for the issuance of shares of preferred stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereafter referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. In the event that at any time our board of directors shall have established and designated one or more series of preferred stock consisting of a number of shares less than all of the authorized number of shares of preferred stock, the remaining authorized shares of preferred stock shall be deemed to be shares of an undesignated series of preferred stock unless and until designated by our board of directors as being part of a series previously established or a new series then being established by our board of directors. Notwithstanding the fixing of the number of shares constituting a particular series, our board of directors may at any time thereafter authorize an increase or decrease in the number of shares of any such series except as set forth in the Preferred Stock Designation for such series. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status of authorized undesignated preferred stock unless and until designated by our board of directors as being a part of a series previously established or a new series then being established by our board of directors. The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of our capital stock entitled to vote thereon, without a vote of the holders of our preferred stock or of any series thereof, voting as a separate class, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.

Description of Our Series A Preferred Stock

Each share of Series A Preferred Stock shall be entitled to such number of votes that equal the total number of shares of our common stock outstanding and entitled to vote on any voting event as of the record date for the determination of stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited. Series A Preferred Stock otherwise have no economic rights and are not convertible into shares of our common stock.

Fully Paid and Non-assessable

All outstanding shares of our common stock are, and shares of our common stock to be outstanding upon completion of this Offering will be, duly authorized, validly issued, fully paid and non-assessable.

Share Compensation Plan and Other Incentive Plans

2022 Equity Incentive Plan

The summary of the principal features of the 2022 Plan is qualified in its entirety by reference to the full text of the 2022 Plan. Pursuant to the 2022 Plan, there are 4,000,000 shares of our common stock reserved for future issuance to our employees, directors and consultants. As described below, incentive awards authorized under the 2022 Plan include, but are not limited to, incentive stock options within the meaning of Section 422 of the Code. If an incentive award granted under the 2022 Plan expires, terminates, is unexercised or is forfeited, or if any shares are surrendered to us in connection with the exercise of an incentive award, the shares subject to such award and the surrendered shares will become available for further awards under the 2022 Plan.

Administration — The 2022 Plan is administered by our board of directors. Subject to the terms of the 2022 Plan, the 2022 Plan administrator may select participants to receive awards, determine fair market value of our shares, determine the types of awards and terms and conditions of awards and interpret provisions of the 2022 Plan, to institute an exchange program (without stockholder approval) pursuant to which outstanding awards may be surrendered or cancelled in exchange for awards of the same type (which may have lower exercise prices and different terms), awards of a different type, and/or cash (except that the 2022 Plan administrator may not, without stockholder approval, reprice any options or stock appreciation rights (“SARs”), or pay cash or issue new options or SARs in exchange for the surrender and cancellation of outstanding options or SARs), modify awards granted under the 2022 Plan, and make all other determinations deemed necessary or advisable for administering the 2022 Plan.

Grants — The 2022 Plan authorizes the grant to participants of nonqualified stock options, incentive stock options, restricted stock awards, restricted stock units, performance grants intended to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and SARs, as described below:

●	Options granted under the 2022 Plan entitle the grantee, upon exercise, to purchase up to a specified number of shares from us at a specified exercise price per share. The exercise price for shares of common stock covered by an option generally cannot be less than the fair market value of common stock on the date of grant unless agreed to otherwise at the time of the grant. In addition, in the case of an incentive stock option granted to an employee who, at the time the incentive stock option is granted, owns stock representing more than 10% of the voting power of all classes of stock of our Company or any parent or subsidiary, the per share exercise price will be no less than 110% of the fair market value of our common stock on the date of grant.

●	Restricted stock awards and restricted stock units may be awarded on terms and conditions established by the compensation committee or our board of directors, which may include performance conditions for restricted stock awards and the lapse of restrictions on the achievement of one or more performance goals for restricted stock units.

●	The compensation committee or our board of directors may make performance grants, each of which will contain performance goals for the award, including the performance criteria, the target and maximum amounts payable, and other terms and conditions.

●	The 2022 Plan authorizes the granting of stock awards. Our board of directors will establish the number of shares of our common stock to be awarded (subject to the aggregate limit established under the 2022 Plan upon the number of shares of our common stock that may be awarded or sold under the 2022 Plan) and the terms applicable to each award, including performance restrictions.

●	SARs entitle the participant to receive a distribution in an amount not to exceed the number of shares of our common stock subject to the portion of the SAR exercised multiplied by the difference between the market price of a share of our common stock on the date of exercise of the SAR and the market price of a share of our common stock on the date of grant of the SAR.

Non-Transferability of Awards — Unless the 2022 Plan administrator provides otherwise, the 2022 Plan generally does not allow for the transfer of awards and only the recipient of an award may exercise an award during his or her lifetime.

Certain Adjustments — In the event of certain changes in our capitalization, to prevent diminution or enlargement of the benefits or potential benefits available under the 2022 Plan, the 2022 Plan administrator will adjust the number and class of shares that may be delivered under the 2022 Plan and/or the number, class and price of shares covered by each outstanding award, and the numerical share limits set forth in the 2022 Plan.

Dissolution, Liquidation — The 2022 Plan provides that in the event of a proposed dissolution or liquidation of our Company, to the extent it has not been previously exercised, an award will terminate immediately prior to the consummation of such proposed action.

Dividends or Dividend Equivalents for Performance Awards — Notwithstanding anything to the foregoing herein, the right to receive dividends, dividend equivalents or distributions with respect to a performance award will only be granted to a participant if and to the extent that the underlying award is earned.

Merger, Change of Control — The 2022 Plan provides that in the event of a merger or a change of control, as defined under the 2022 Plan, each outstanding award will be treated as the 2022 Plan administrator determines, including, without limitation, that each award will be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation.

Duration, Amendment, and Termination — Our board of directors has the power to amend, suspend or terminate the 2022 Plan without stockholder approval or ratification at any time or from time to time. No change may be made that increases the total number of shares of our common stock reserved for issuance pursuant to incentive awards or reduces the minimum exercise price for options or exchange of options for other incentive awards, unless such change is authorized by our stockholders within one year of such change. Unless sooner terminated, the 2022 Plan would terminate ten years after it was adopted.

Forfeiture Provisions — The 2022 administrator may provide by rule or regulation or in any award agreement, or may determine in any individual case, the circumstances in which awards shall be paid or forfeited in the event a participant ceases to be employed by us, or to provide services to us, prior to the end of a performance period, period of restriction or the exercise, vesting or settlement of such award. Except as set forth for options, generally awards will be forfeited if not earned or vested upon termination, unless otherwise provided for in an award agreement.

Adjustments for Stock Dividends and Similar Events — The 2022 Plan administrator will make appropriate adjustments in outstanding awards and the number of shares of common stock available for issuance under the 2022 Plan, including the individual limitations on awards, to reflect dividends, splits, extraordinary cash dividends and other similar events.

Pre-emptive Rights

As of the date of this Offering Circular, no holder of any shares of our Common Stock or Series A Preferred Stock have pre-emptive or preferential rights to acquire or subscribe for any unissued shares of any class of our capital stock not disclosed herein.

Dividend Policy

We have never declared or paid any dividends on our common stock. We do not have a dividend policy. To date, the company has not retained earnings for reinvestment but may do so in the future. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Oversight and Description of Named Executive Officer and Director Compensation

Our Board is responsible for the oversight of our strategy, policies and programs on the compensation and development of senior management and directors.

Compensation for our executive officers is intended to reflect a fair evaluation of overall performance and is intended to be competitive in aggregate with levels of compensation of comparable companies. Our compensation structure is primarily composed of a base salary. We generally strive to use long term incentives, such as performance incentives for executive management and to provide the opportunity for overall compensation of employees, including executives, to be above industry average levels as well as to increase the alignment of interests between employees, executive management and shareholders.

We do not have a pension plan benefit program in place. Therefore, there were no payments or benefits in connection with a defined benefit or a defined contribution plan and no annual incentive plan or long-term incentive plan awards offered to the Named Executive Officers during our most recently completed financial year.

Given the current stage of development and the limited elements of executive compensation, our board of directors believes it has effective risk management and regulatory compliance relating to its compensation policies used in determining executive compensation. Risks related to compensation are taken into consideration as part of the general review and determination of executive compensation by our board of directors. Inappropriate and excessive risks by executives are mitigated by our regular board of directors meetings during which financial and other information of our Company is reviewed, and which information includes executive compensation. Interested directors declare their interest and abstain from voting on compensation matters. No risks have been identified arising from our compensation policies and practices that are reasonably likely to have a material adverse effect on us.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As shares of our common stock immediately following this Offering may be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their shares of our common stock in the secondary market.

Absence of Public Market

We are an alternative reporting company under Regulation A, Tier 2 of the Securities Act. There is no public trading market for the Shares. No application is currently being prepared for the Shares to be listed on a securities exchange or quoted on over-the-counter market. As a result, the Shares sold in this Offering may not be listed on a securities exchange or quoted on an alternative trading system for an extended period of time, if at all. (See “Risk Factors” beginning on page 6).

Transfer Agent

Vstock Transfer, LLC is the transfer agent for our common stock. Vstock Transfer, LLC’s address is 18 Lafayette Place, Woodmere, NY 11598; its telephone number is (212) 828-8436; its website is www.vstocktransfer.com. No information found on Vstock Transfer, LLC’s website is part of this Offering Circular.

DealMaker Transfer Agent LLC (dba DealMaker Shareholder Services) is the transfer agent for the Shares sold in this Offering. DealMaker Shareholder Services’ address is 16540 Pointe Village Dr., Suite 201 (J), Lutz, Fl, 3355818; its telephone number is (888) 999-9108; its website is www.dealmaker.tech. No information found on DealMaker Shareholder Services’ website is part of this Offering Circular.

ONGOING REPORTING AND SUPPLEMENTS TO THIS OFFERING CIRCULAR

We will be required to make annual and semi-annual filings with the SEC. We will make annual report filings on Form 1-K, which will be required to be filed with the SEC 120 days after the end of the applicable fiscal year. The annual report will include audited financial statements for the previous fiscal year. We will make semi-annual filings on Form 1-SA, which will be due by September 30th each year, which will include unaudited financial statements for the six months to June 30. We will also file a Form 1-U to announce important events such as the loss of a senior officer, a change in auditors or certain types of capital-raising. We will be required to keep making these reports unless we file a Form 1-Z to exit the reporting system, which we will only be able to do if we have less than 300 stockholders of record and have filed at least one Form 1-K.

We may supplement the information in this Offering Circular by filing a Supplement with the SEC. We hereby incorporate by reference into this Offering Circular all such Supplements, and the information on any Form 1-K, 1-SA or 1-U filed after the date of this Offering Circular.

All these filings will be available on the SEC’s EDGAR filing system. You should read all the available information before investing.

LEGAL MATTERS

The legality of the common stock offered by this Offering Circular has been passed upon by Foley Shechter Ablovatskiy LLP (“FSA”). Certain of FSA’s partners own shares of our common stock, which represent, in the aggregate, beneficial ownership of less than 2.5% of our common stock.

EXPERTS

Our consolidated financial statements as of December 31, 2021 and 2020 and for each of the two years in the period ended December 31, 2021 included in this Offering Circular have been so included in reliance on the report of IndigoSpire CPA Group, LLC, an independent registered public accounting firm (the report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern), given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A+ Offering Statement on Form 1-A under the Securities Act with respect to the Shares offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Shares offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. We are required to file periodic reports and other information with the SEC pursuant to the Regulation A, Tier 2 rules and regulation under the Securities Act. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

FINANCIAL STATEMENTS

LaneAxis, Inc.

Consolidated Financial Statements

Years Ended December 31, 2021 and 2020

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S REPORT

INDEPENDENT AUDITOR’S REPORT

March 25, 2022

To:	Board of Directors, LANEAXIS, INC.
Attn: Rick Burnett
Re:	2021-2020 Financial Statement Audit

We have audited the accompanying consolidated financial statements of LANEAXIS, INC. (a corporation organized in Delaware) (the “Company”), which comprise the balance sheets as of December 31, 2021 and 2020, and the related statements of operations, shareholder equity, and cash flows for the calendar year periods ended December 31, 2021 and 2020, and the related notes to such financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion.

An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations, shareholder equity and its cash flows for the calendar year periods thus ended in accordance with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in notes to the financial statements, the Company has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in the Notes to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Sincerely,

IndigoSpire CPA Group

IndigoSpire CPA Group, LLC

Aurora, Colorado

March 25, 2022

LANEAXIS, INC.

BALANCE SHEET

As of December 31, 2021 and 2020

See Independent Auditor’s Report and Notes to the Financial Statements

ASSETS	2021	2020
Current Assets
Cash and cash equivalents	$2,590,189	$62,849
Accounts receivable	0	109,770
Total current assets	2,590,189	172,619

Property and equipment, net	5,538	9,016
Intangible assets, net	1,814,205	1,987,829

Total Assets	$4,409,932	$2,169,464

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$0	$120,977
Interest payable	42,499	43,370
Notes and credit line payable – current portion	190,000	290,000
Total Current Liabilities	232,499	454,347

Notes payable – related party	0	110,000
PPP loan	0	20,942

Total Liabilities	232,499	585,289

SHAREHOLDERS’ EQUITY
Common Stock (50,000,000 shares of $0.0001 par value per share, authorized, 34,562,607 and 29,485,653 shares issued and outstanding as of December 31, 2021 and 2020, respectively)	3,456	2,949
Preferred Stock (2,000,000 shares of $0.0001 par value per share, authorized; Series A Preferred Stock, $0.0001 par value per share, 1 shares authorized, 1 and 0 shares issued and outstanding as of December 31, 2021 and 2020, respectively)	-	-
Additional paid-in capital	8,540,376	5,026,767
Retained earnings, less distributions	(4,366,399)	(3,445,541)
Total Shareholders’ Equity	4,177,433	1,584,175

Total Liabilities and Shareholders’ Equity	$4,409,932	$2,169,464

LANEAXIS, INC.

STATEMENT OF OPERATIONS

For Years Ended December 31, 2021 and 2020

See Independent Auditor’s Report and Notes to the Financial Statements

	2021	2020

Revenues	$1,974,762	$118,852

Operating expenses
General and administrative	1,033,907	505,075
Research and development	1,372,162	373,882
Sales and marketing	375,251	280,984
Total operating expenses	2,781,320	1,159,941

Net Operating Income (Loss)	(806,558)	(1,041,089)

Depreciation and amortization (expense)	(177,102)	(177,102)
Interest income (expense)	48	(7,524)
Other income	62,754	0

Tax provision (benefit)	0	0

Net Income (Loss)	$(920,858)	$(1,225,715)

LANEAXIS, INC.

STATEMENT OF SHAREHOLDER EQUITY

For Years Ended December 31, 2021 and 2020

See Independent Auditor’s Report and Notes to the Financial Statements

	Common Stock		Additional Paid-In	Retained	Total Shareholder
	# of shares	$	Capital	Earnings	Equity
Balance as of January 1, 2020	17,628,617	$1,763	$3,925,799	$(2,219,826)	$1,707,736
Issuance of shares	11,857,036	1,186	1,100,968		1,102,154
Net income (loss)				(1,225,715)	(1,225,715)
Balance as of December 31, 2020	29,485,653	$2,949	$5,026,767	$(3,445,541)	$1,584,175
Issuance of shares, net of offering costs of $136,314	5,076,954	508	3,614,810		3,615,318
Founder’s reduction of capital			(101,202)		(101,202)
Net income (loss)				(920,858)	(920,858)
Balance as of December 31, 2021	34,562,607	$3,456	8,540,376	$(4,366,399)	$4,177,433

LANEAXIS, INC.

STATEMENT OF CASH FLOWS

For Years Ended December 31, 2021 and 2020

See Independent Auditor’s Report and Notes to the Financial Statements

	2021	2020

Operating Activities
Net Income (Loss)	$(920,858)	$(1,225,715)

Adjustments to reconcile net income (loss) to net cash provided by operations:
Add back: Depreciation of property	3,478	3,478
Add back: Amortization of intangibles	173,624	173,624
Changes in operating asset and liabilities:
(Increase) Decrease in accounts receivable	109,770	(109,770)
Increase (Decrease) in accounts payable	(120,977)	0
Increase (Decrease) in interest payable	(871)	(6,026)

Net cash used in operating activities	(755,834)	(1,164,409)

Investing Activities
Costs of intangibles	0	0

Net cash used in operating activities	0	0

Financing Activities
Proceeds from / (repayment of) notes payable	(210,000)	91,919
Forgiveness of PPP loan	(20,942)	0
Costs of offering	(136,314)	0
Founder distribution	(101,202)	0
Proceeds from share issuances	3,751,632	1,102,154

Net cash provided by financing activities	3,283,174	1,194,073

Net change in cash and cash equivalents	2,527,340	29,663

Cash and cash equivalents at beginning of period	62,849	33,186
Cash and cash equivalents at end of period	$2,590,189	$62,849

Cash paid for interest	$0	$0
Cash paid for income taxes	$0	$0

LANEAXIS, INC.

NOTES TO FINANCIAL STATEMENTS

See Independent Auditor’s Report

For Years Ended December 31, 2021 and 2020

NOTE 1 – NATURE OF OPERATIONS

LANEAXIS, INC. (which may be referred to herein as the “Company”, “we,” “us,” or “our”) was incorporated in Delaware on June 4, 2015. The Company is a software company leveraging patented technology to eliminate phone calls, faxing, emails and other outdated processes from the supply chain industry. The LaneAxis Professional Trucker App integrates directly with the carrier portal and provides free truck specific navigation, in app messaging to carriers/shippers and opportunities to direct access of loads.

The Company is still in an early development stage and has relied on securing loans, funding from share and note issuances and proceeds from product sales. As of December 31, 2021, the Company has produced negative cash from the operations of the business; however the Company recently completed a fundraising round that provides the Company with cash for at least the next 12 months. If the Company exceeds its projected burn rate or cost calculations and cannot secure additional capital and/or on the terms acceptable to the Company, if at all, it may be required to cease operations. These financial statements and related notes thereto do not include any adjustments that might result from these uncertainties.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“US GAAP”). In the opinion of management, all adjustments considered necessary for the fair presentation of the financial statements for the years presented have been included.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions that affect the amounts reported in the financial statements and footnotes thereto. Actual results could materially differ from these estimates. It is reasonably possible that changes in estimates will occur in the near term.

Significant estimates inherent in the preparation of the accompanying financial statements include valuation of provision for refunds and chargebacks, equity transactions and contingencies.

Risks and Uncertainties

The Company’s business and operations are sensitive to general business and economic conditions in the United States and other countries that the Company operates in. A host of factors beyond the Company’s control could cause fluctuations in these conditions. Adverse conditions may include recession, downturn or otherwise, local competition or changes in consumer taste. These adverse conditions could affect the Company’s financial condition and the results of its operations. Additionally, in 2021, the Company faced economic uncertainty due to the COVID-19 pandemic.

Concentration of Credit Risk

The Company maintains its cash with a major financial institution located in the United States of America, which it believes to be credit worthy. The Federal Deposit Insurance Corporation insures balances up to $250,000. At times, the Company may maintain balances in excess of the federally insured limits.

Cash and Cash Equivalents

The Company considers short-term, highly liquid investment with original maturities of three months or less at the time of purchase to be cash equivalents. Cash consists of funds held in the Company’s checking account. As of December 31, 2021 and 2020, the Company had $2,590,189 and $62,849 of cash on hand, respectively.

Fixed Assets

Property and equipment is recorded at cost. Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are charged to expense. When equipment is retired or sold, the cost and related accumulated depreciation are eliminated from the accounts and the resultant gain or loss is reflected in income.

Depreciation is provided using the straight-line method, based on useful lives of the assets which range from three to seven years.

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors.

Intangible Assets

The Company capitalizes its patent and filing fees and legal patent and prosecution fees in connection with internally developed pending patents. When pending patents are issued, patents will be amortized over the expected period to be benefitted, not to exceed the patent lives, which may be as long as 20 years.

Identifiable intangibles with finite useful lives, are periodically evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. We look for indicators of a trigger event for asset impairment and pay special attention to any adverse change in the extent or manner in which the asset is being used or in its physical condition. Assets are grouped and evaluated for impairment at the lowest level of which there are identifiable cash flows, which is generally at a location level. Assets are reviewed using factors including, but not limited to, our future operating plans and projected cash flows. The determination of whether impairment has occurred is based on an estimate of undiscounted future cash flows directly related to the assets, compared to the carrying value of the assets. If the sum of the undiscounted future cash flows of the assets does not exceed the carrying value of the assets, full or partial impairment may exist. If the asset carrying amount exceeds its fair value, an impairment charge is recognized in the amount by which the carrying amount exceeds the fair value of the asset. Fair value is determined using an income approach, which requires discounting the estimated future cash flows associated with the asset. The Company has not recorded any impairment of intangible assets as of December 31, 2021.

Fair Value Measurements

Generally accepted accounting principles define fair value as the price that would be received to sell an asset or be paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price) and such principles also establish a fair value hierarchy that prioritizes the inputs used to measure fair value using the following definitions (from highest to lowest priority):

●	Level 1 – Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

●	Level 2 – Observable inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data by correlation or other means.

●	Level 3 – Prices or valuation techniques requiring inputs that are both significant to the fair value measurement and unobservable.

Income Taxes

Income taxes are provided for the tax effects of transactions reporting in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of receivables, inventory, property and equipment, intangible assets, and accrued expenses for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Any deferred tax items of the Company have been fully valued based on the determination of the Company that the utilization of any deferred tax assets is uncertain.

The Company complies with FASB ASC 740 for accounting for uncertainty in income taxes recognized in a company’s financial statements, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FASB ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position.

Revenue Recognition

Sales Income - During 2019, the company adapted the provision of ASU 2014-09 Revenue from Contracts with Customers (“ASC 606”).

ASC 606 provides a five-step model for recognizing revenue from contracts:

●	Identify the contract with the customer

●	Identify the performance obligations within the contract

●	Determine the transaction price

●	Allocate the transaction price to the performance obligations

●	Recognize revenue when (or as) the performance obligations are satisfied

The Company’s primary source of revenue is the end user licensing of the Company’s app.

Accounts Receivable

The Company does not expect to have material accounts receivable from customers due to the prevailing market conditions of pay-at-the-time of use.

The Company estimates an allowance for doubtful accounts based upon an evaluation of the current status of receivables, historical experience, and other factors as necessary. It is reasonably possible that the Company’s estimate of the allowance for doubtful accounts will change.

Advertising

The Company expenses advertising costs as they are incurred.

Recent Accounting Pronouncements

In June 2019, FASB amended ASU No. 2019-07, Compensation – Stock Compensation, to expand the scope of Topic 718, Compensation – Stock Compensation, to include share-based payment transactions for acquiring goods and services from nonemployees. The new standard for nonpublic entities will be effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020, and early application is permitted. We are currently evaluating the effect that the updated standard will have on the financial statements and related disclosures.

In August 2019, amendments to existing accounting guidance were issued through Accounting Standards Update 2019-15 to clarify the accounting for implementation costs for cloud computing arrangements. The amendments specify that existing guidance for capitalizing implementation costs incurred to develop or obtain internal-use software also applies to implementation costs incurred in a hosting arrangement that is a service contract. The guidance is effective for fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021, and early application is permitted. We are currently evaluating the effect that the updated standard will have on the financial statements and related disclosures.

The FASB issues ASUs to amend the authoritative literature in ASC. There have been a number of ASUs to date, including those above, that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact our financial statements.

NOTE 3 – FIXED AND INTANGIBLE ASSETS

As of December 31, property and equipment, net of accumulated depreciation consists of the following balances:

	2021	2020
Beginning balance	$9,016	$12,494
Add: Equipment purchases	0	0
Less: Current year depreciation expense	(3,478)	(3,478)
Ending balance	$5,538	$9,016

Accumulated depreciation for property and equipment for the fiscal years ended December 31, 2021 and December 31, 2020 totaled $11,853 and 8,375, respectively.

NOTE 4 – INTANGIBLE ASSETS

The components of the Company’s intangible assets consist of the following definite-lived assets:

	2021	2020
Beginning balance	1,987,829	2,161,453
Add: Capitalized costs	0	0
Less: Amortization expense	(173,624)	(173,624)
Ending balance	1,814,205	1,987,829

Accumulated amortization for the fiscal years ended December 31, 2021 and 2020 was $790,157 and $616,533, respectively.

NOTE 5 – INCOME TAX PROVISION

Management assesses the available positive and negative evidence to estimate if sufficient future taxable income will be generated to use the existing deferred tax assets. On the basis of this evaluation, the Company has determined that it is more likely than not that the Company will not recognize the benefits of the federal and state net deferred tax assets, and, as a result, full valuation allowance has been set against its net deferred tax assets as of December 31, 2021 and 2020. The amount of the deferred tax asset to be realized could be adjusted if estimates of future taxable income during the carryforward period are reduced or increased.

As of December 31, 2021, the Company had federal net operating loss (“NOL”) carryforwards which will begin to expire in 2035. The Company had state NOL carryforwards, which will begin to expire in 2035. Utilization of some of the federal and state NOL carryforwards to reduce future income taxes will depend on the Company’s ability to generate sufficient taxable income prior to the expiration of the carryforwards. Under the provisions of the Internal Revenue Code, the NOLs and tax credit carryforwards are subject to review and possible adjustment by the IRS and state tax authorities. NOLs and tax credit carryforwards may become subject to an annual limitation in the event of certain cumulative changes in the ownership interest of significant stockholders over a three-year period in excess of 50%, as defined under Sections 382 and 383 of the Internal Revenue Code, as well as similar state provisions. This could limit the amount of tax attributes that can be utilized annually to offset future taxable income or tax liabilities. The amount of the annual limitation is determined based on the value of the Company immediately prior to the ownership change. The Company has not performed a comprehensive Section 382 study to determine any potential loss limitation with regard to the NOL carryforwards and tax credits.

The Company recognizes the impact of a tax position in the financial statements if that position is more likely than not of being sustained on a tax return upon examination by the relevant taxing authority, based on the technical merits of the position. As of December 31, 2021 and 2020, the Company had no unrecognized tax benefits.

The Company recognizes interest and penalties related to income tax matters in income tax expense. As of December 31, 2021 and 2020, the Company had no accrued interest and penalties related to uncertain tax positions.

The Company is subject to examination for its federal and state jurisdictions for each year in which a tax return was filed.

NOTE 6 – EQUITY

Common Stock

The Company’s authorized share capital as of December 31, 2020 consisted of 50,000,000 shares, $0.0001 par value per share, designated as common shares. As of December 31, 2021 and December 31, 2020, 34,562,607 and 29,485,653 of common shares were issued and outstanding, respectively.

Preferred Stock

The Company’s authorized share capital as of December 31, 2019 consisted of 2,000,000 shares, $0.0001 par value per share, designated as preferred shares. In June 2020, the Company designated one share of preferred stock as “Series A Preferred Stock.” The one share of preferred stock was issued to Rick Burnett, the Company’s Founder, Chief Executive Officer and a director, in June 2020. The Series A Preferred Stock share is not convertible into shares of the Company’s common stock, does not entitle the holder to any economic interests and solely provides the holder with voting power equivalent to the number of votes equal to the total number of shares of common stock outstanding as of the record date for the determination of stockholders entitled to vote at each meeting of stockholders of the Company and entitled to vote on all matters submitted or required to be submitted to a vote of the stockholders of the Company. One share and zero shares of Series A Preferred Stock is issued and outstanding as of December 31, 2021 and December 31, 2020, respectively.

Completed Crowdfunded Offering

In 2020, the Company completed an offering of approximately 2.61 million shares of its common stock for total gross proceeds of approximately $1,070,000 in a securities offering exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Regulation Crowdfunding promulgated thereunder. The Company intends to use the proceeds of this offering for working capital.

Other Issuances and Repayment of Debt

In June 2020, the Company issued approximately 7.7 million shares of its common stock to certain consultants, service providers and related parties in consideration of various services provided by certain consultants, service providers and related parties to the Company, as private issuances exempt from registration under in reliance on Section 4(a)(2) of the Securities Act and/or Rule 506 promulgated under Regulation D under the Securities Act, the proceeds of which were used as working capital. As part of such issuance, the Company issued (i) approximately 4.5 million shares to Rick Burnett, the Company’s Founder, Chief Executive Officer and a director, in consideration of Rick Burnett assigning all of his rights to any and all patents, trademarks and intellectual rights related to the Company’s business to the Company, true up for the conversion of previously loaned funds and other consideration provided to the Company for a total value of $2,086,000 based on the same conversion formula (two times the principal loan amount) as was subsequently provided to other noteholders of the Company, at a price of $0.41 per share, and for providing services to the Company as its Chief Executive Officer as a member of its board of directors, and (ii) 1 million shares to Mason Burnett, a key consultant and a director of the Company, for Mason Burnett’s key services and contributions to the Company related to the creation of the blockchain tokenized network ,which the Company believes considerably increased the value of its intellectual property, and for providing services to the Company as a member of its board of directors.

In August 2020, the Company issued approximately 1.63 million shares of its common stock to certain consultants and service providers in consideration of various services provided by such consultants and service providers to the Company, in consideration of the conversion of $245,000 in outstanding convertible notes of the Company, and otherwise for cash, as private issuances in reliance on Section 4(a)(2) of the Securities Act and/or Rule 506 promulgated under Regulation D under the Securities Act.

In 2020, the Company repaid $50,000, plus an additional $5,000 as interest, to a holder of a promissory note in the total principal amount of $100,000, with the holder agreeing to convert the balance of the note ($50,000) into shares of the Company’s common stock at $0.41 per share, as a private issuance in reliance on Section 4(a)(2) of the Securities Act and/or Rule 506 promulgated under Regulation D under the Securities Act. In addition, the Company repaid another $10,000 promissory note.

In 2021, the Company raised another approximately $3.6 million net of offering costs by issuing common shares.

NOTE 7 – DEBT

As of December 31, 2021, the outstanding balance of the Company’s convertible note is $190,000. The entire balance was classified as current.

In 2020 and 2021, the Company received a loans in the amount of approximately $41,833 pursuant to the Paycheck Protection Program of the CARES Act. The Company has applied for and received confirmation that these loans have been forgiven.

NOTE 8 – RELATED PARTY TRANSACTIONS

During fiscal year 2019, the Company entered into a $100,000 note payable agreement with a related party shareholder. The interest rate is 12 percent per annum. The unpaid principal and accrued interest mature on October 4, 2022. As of December 31, 2021, this loan has been repaid.

As this transaction is with a party related to the Company, there is no guarantee that the terms are arm’s length.

NOTE 9 – COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company did not enter into any operating leases as of December 31, 2021 and 2020.

Contingencies

The Company’s operations are subject to a variety of local and state regulation. Failure to comply with one or more of those regulations could result in fines, restrictions on its operations, or losses of permits that could result in the Company ceasing operations.

Litigation and Claims

From time to time, the Company may be involved in litigation relating to claims arising out of operations in the normal course of business. As of December 31, 2021 and December 31, 2020, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of the Company’s operations.

NOTE 10 – GOING CONCERN

These financial statements are prepared on a going concern basis. The accompanying financial statements do not include any adjustments that might result from uncertainty that the Company may not be able to continue as a going concern if it exhausts its cash resources pursuing profitable operations.

NOTE 11 – SUBSEQUENT EVENTS

Anticipated Crowdfunded Offering

The Company anticipates offering and selling additional common stock in a securities offering intending to be exempt from registration under the Securities Act in reliance on Regulation A+ promulgated thereunder. The details of this offering have not yet been finalized.

Management’s Evaluation

Management has evaluated subsequent events through March 25, 2022, the date the financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in the financial statements.

PART III – EXHIBITS

Exhibit No.	Description

2.1*	Certificate of Incorporation of the Company.

2.2*	Certificate of Amendment of Certificate of Incorporation of the Company, dated as of February 21, 2017.

2.3*	Certificate of Amendment of Certificate of Incorporation of the Company, dated as of March 1, 2022.

2.4*	Bylaws of the Company.

2.5*	Certificate of Designation of Series A Preferred Stock, dated as of June 8, 2020.

4.1†	Form of Subscription Agreement.

4.2*	Form of Convertible Note issued by the Company to various investors.

6.1*	The Company’s 2022 Equity Incentive Plan.**

10.1*	Power of Attorney (included on signature page).

11.1*	Consent of IndigoSpire CPA Group, LLC, independent registered public accounting firm.

11.2*	Consent of Foley Shechter Ablovatskiy LLP (included in Exhibit 12.1).

12.1*	Opinion of Foley Shechter Ablovatskiy LLP.

*	Filed herewith.

**	Indicates a management contract or compensatory plan

†	to be filed by an amendment.

SIGNATURES

Pursuant to the requirements of Regulation A+, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, CA, on April 28, 2022.

LANEAXIS, INC.

By:	/s/ Rick Burnett
Name:	Rick Burnett
Title:	Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rick Burnett, or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Form 1-A offering statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Rick Burnett	Chief Executive Officer, Acting Chief Financial	April 28, 2022
Rick Burnett	Officer and Director
/s/ R. Mason Burnett	Chief Operating Officer and Director	April 28, 2022
R. Mason Burnett